UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No.  )

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Frontier Communications Parent, Inc.
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Notice of 2025 Annual Meeting of Stockholders
Date and Time:
The 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Frontier Communications Parent, Inc. will be held on Wednesday, May 21, 2025, at 10:00 a.m. Eastern Time.

Virtual Location:
The Annual Meeting will be a virtual meeting conducted via live webcast. Stockholders will be able to attend the Annual Meeting online at www.virtualshareholdermeeting.com/FYBR2025.
The purpose of the meeting is to consider and act on the following items of business:

1.	To Elect Ten (10) Directors
2.	To Ratify the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2025
3.	To Approve, on an Advisory Basis, our Named Executive Officer Compensation
In addition, we will transact any other business as may properly come before the meeting.
Stockholders of record as of the close of business on March 25, 2025, are entitled to vote at the Annual Meeting or any adjournments or postponements thereof.
YOUR VOTE IS VERY IMPORTANT TO US Please review the proxy statement and vote promptly by internet, by telephone or by signing and returning your proxy card if you received a printed version in the mail. Voting instructions are included in the Notice of Internet Availability of Proxy Materials (the “Notice”) which is first being mailed to you on or about April 9, 2025. If you hold shares through a broker, bank, or other nominee, you will receive information on how to give voting instructions to your broker, bank, or other nominee.
ATTENDING THE MEETING You can virtually attend the Annual Meeting at the meeting time by visiting www.virtualshareholdermeeting.com/FYBR2025 and entering your unique control number printed on your Notice, Proxy Card, or Voting Instructions. The Annual Meeting will begin promptly at 10:00 a.m. E.T.
By Order of the Board of Directors,

Anne C. Meyer
Senior Vice President, Associate General Counsel and Corporate Secretary
April 9, 2025
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be held on May 21, 2025. The Notice, Proxy Statement and Annual Report on Form 10-K for the year ended December 31, 2024 are available at www.frontier.com and www.proxyvote.com.You will need the unique control number printed on your Notice, Proxy Card, or Voting Instructions to access these materials electronically.

Frontier Communications	i	2025 Proxy Statement

Message From Our Executive Chairman
Dear Stockholders,
2024 was another extraordinary year for Frontier, marking the culmination of a turnaround journey that began when we emerged from bankruptcy in early 2021. At that time, we made a promise to return the company to growth—and less than four years later, we delivered. In 2024, for the first time in 15 years, we achieved full-year revenue growth, following closely on the heels of growing EBITDA in 2023 for the first time in more than a decade.
Our successful transformation is a testament to our strong executive leadership and the relentless execution by the entire Frontier team. We have proven that with a clear strategy, shared purpose, and boundless determination, even the most ambitious goals are achievable.
Together, we reached—and often surpassed—each and every milestone we set out to achieve. We have now claimed a leadership position as the nation’s largest pure-play fiber internet provider, delivering access to critical connectivity to nearly 8 million homes and businesses across the country. The team’s dedication to Building Gigabit America has created significant value for our customers and stockholders, and I applaud the team for their success.
As we look ahead to our next chapter and the planned merger with Verizon, I am more confident than ever about the future of connectivity. Verizon shares our vision and values the customers we serve, the fiber network we’ve taken great care to build, and our people who work tirelessly to deliver more Americans the critical connectivity they need to succeed in the digital world.
Thank you for your support throughout this journey.

John Stratton
Executive Chairman

Frontier Communications	ii	2025 Proxy Statement

Message From Our CEO
Dear Stockholders,
It’s not every day you get the chance to leave a legacy—something that will stand the test of time and serve generations to come. Together, we’ve had that chance, and I’m grateful for your support on this journey.
When I joined Frontier in March 2021, we were a bankrupt company with a broken spirit and a tarnished reputation. At the same time, we knew we had a huge opportunity. We had fiber—the best technology for connecting homes and businesses, capable of transmitting data at the speed of light—and we served a market with enormous potential, with fiber penetration in the U.S. far behind that of other developed nations.
To seize that opportunity, we needed top talent, a new vision, and a clear strategy to guide us. Alongside John, our new board, and many of you, we assembled a leadership team, refocused the business on a fiber strategy and united around a renewed purpose: Building Gigabit America—creating the digital infrastructure this country needs to thrive.
In less than four years, we scaled our fiber footprint and connected millions of Americans to our blazing-fast fiber internet. We set a new industry standard for service, taking our net promoter score from an industry-worst to the best in the business. We also became a more efficient, digital-first tech company by changing the way we work and investing in automation.
Many said it couldn’t be done. Yet here we are—a great American turnaround story. You believed in this company, its leadership, and its potential—and you were right.
I always say that “a brand is what a brand does,” and thanks to the team’s brilliant execution, we have successfully transformed Frontier into an industry leader, now the largest pure-play fiber provider in the U.S., with growing revenues and profits.
Turnarounds are hard. To reach where we are today, we overcame our fair share of obstacles—from growing pains to macro pressures—and executed with grit, rigor, and a passion for innovation. At every step, we’ve been driven by our purpose—to connect people, businesses, and communities with technology that empowers and endures.
As we look ahead to our expected combination with Verizon, I’m proud that our impact and legacy will live on through our world-class fiber network and all the opportunities it enables.
On behalf of everyone at Frontier, thank you for believing in us. You’ve been an essential part of our story, and together, we’ve built something truly remarkable.

Nick Jeffery
President and CEO

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Frontier Communications	iv	2025 Proxy Statement

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Proxy Summary
This summary highlights information contained elsewhere in this Proxy Statement about Frontier Communications Parent, Inc. (“Frontier,” or the “Company”) and the Annual Meeting. You should read the entire Proxy Statement carefully before voting.
2025 ANNUAL MEETING

Date and Time 10:00 a.m., Eastern Time, on May 21, 2025	Record Date Stockholders of record as of the close of business on March 25, 2025 are entitled to vote at the meeting or any adjournments or postponements thereof	Virtual Location This year’s Annual Meeting will be a virtual meeting conducted via live webcast at www.virtualshareholdermeeting.com/ FYBR2025

Meeting Agenda Items		Board Vote Recommendation	See Page
Proposal 1	To Elect Ten (10) Directors	FOR each Director Nominee	7
Proposal 2	To Ratify the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2025	FOR this item	31
Proposal 3	To Approve, on an Advisory Basis, Our Named Executive Officer Compensation	FOR this item	62

Frontier Communications	1	2025 Proxy Statement

Proxy Summary

STRATEGY AND FINANCIAL HIGHLIGHTS
Frontier is a leading communications and technology provider offering broadband services to 3.1 million broadband customers in 25 states as of December 31, 2024. We are building critical infrastructure across the country with our fiber-optic network and cloud-based solutions, enabling secure high-speed connections. Driven by our purpose of Building Gigabit AmericaTM, we are focused on supporting a digital society, closing the digital divide, and working toward a more sustainable environment.
2024 was another pivotal year in Frontier’s transformation. We continued execution of our strategy and delivered strong financial performance, including full-year organic Adjusted EBITDA growth and achieving our goal of full-year organic revenue growth.

(1)
In this Proxy Statement, we use Adjusted EBITDA which is a financial measure that is not calculated and presented in accordance with generally accepted accounting principles in the United States (i.e., a “Non-GAAP” measure). We use Non-GAAP financial measures, including Adjusted EBITDA, and other performance metrics to manage our business, to set operational goals and, in certain cases, as a basis for determining compensation. See Annex A for a reconciliation of non-GAAP financial results.

2024 Strategic Highlights
We remain focused on execution of our four key strategic priorities: build fiber, sell fiber, improve the customer experience and simplify operations.

Key milestone accomplishments against our four levers of value creation in 2024 include:
Fiber Deployment: We added approximately 1.3 million new fiber locations. As of December 31, 2024, we had approximately 7.8 million total locations passed with fiber and have more than doubled our fiber footprint since we started our build in 2020.

Frontier Communications	2	2025 Proxy Statement

Proxy Summary

Fiber Penetration: We strive to deliver new best-in-market products to meet customer demands and increase penetration across our fiber footprint. We added a record 385,000 fiber broadband customer net additions, resulting in fiber broadband customer growth of 19% as compared to 2023. These record fiber broadband net additions resulted in rising fiber broadband customer penetration across our footprint. We are targeting terminal penetration of 45% or higher in markets we have passed with fiber.
Customer Experience: In 2024, we continued to focus on improving our customer service by systematically removing the reasons why customers needed to call us and introducing new digital self-service tools. In 2024, fiber broadband churn remained low at 1.36% and from 2023 to 2024, we reduced customer contacts into call centers by 1 million.
Operational Efficiency: Across the company, we have identified opportunities to simplify and digitize our operations. We achieved our annualized gross run rate cost savings target of $500 million in 2023 – double our initial target of $250 million. As of December 31, 2024, we had realized $597 million of gross annualized cost savings.
Verizon Transaction
On September 5, 2024, Frontier and Verizon Communications Inc. (“Verizon”) announced we had entered into a merger agreement (the “Merger Agreement”), pursuant to which Verizon would acquire Frontier in an all-cash transaction. Our stockholders will receive $38.50 per share of common stock in cash, representing a premium of 43.7% to Frontier’s 90-Day volume-weighted average share price (VWAP) on September 3, 2024, the last full trading day prior to published market speculation regarding a potential sale of Frontier. On November 13, 2024, we held a special meeting at which our stockholders approved the Verizon transaction, with approximately 63% of stockholders voting “for” the Merger Agreement proposal. Subject to receipt of certain required regulatory approvals and other customary closing conditions specified in the Merger Agreement, we currently expect the merger to close by the first quarter of 2026.
Our People
Our greatest asset is our high-performing workforce. Motivated by a belief that Frontier’s success depends on our employees’ success, we strive to provide the skills they need to thrive by creating a culture that rewards them with competitive compensation and benefits, makes safety paramount, and nurtures professional and personal development. No matter where our team members work, we are all focused on bringing the best experiences to our customers and that starts with making Frontier a great place to work. We have invested in creating a work environment and culture where team members thrive because they feel supported, challenged, respected, and rewarded. It’s a place where people can grow professionally and become leaders who inspire transformative results.
2025 DIRECTOR NOMINEES AT A GLANCE
Our Board of Directors (“Board”) recommends a vote FOR the election of each of the ten (10) following nominees for director. All nominees are currently serving as directors. Age shown is as of the date of the Annual Meeting.

Name	Age	Director Since	Occupation/Career Highlights	Committee Membership
Kevin L. Beebe (Lead Independent Director)	66	2019	President and Chief Executive Officer of 2BPartners, LLC; Co-Founder Astra Capital Management	• Comp & Human Capital • Nom & Corp Gov • Strategic Review
Lisa V. Chang	56	2021	Executive Vice President and Global Chief People Officer, The Coca-Cola Company	• Comp & Human Capital

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Proxy Summary

Name	Age	Director Since	Occupation/Career Highlights	Committee Membership
Pamela L. Coe	65	2021	Former SVP, Deputy General Counsel & Corporate Secretary of Liberty Media Corporation	• Audit • Comp & Human Capital (Chair) • Strategic Review
Nick Jeffery	57	2021	President and Chief Executive Officer, Frontier Communications	• Strategic Review
Stephen C. Pusey	63	2021	Former Group Chief Technology and Operations Officer of Vodafone Group Plc	• Audit • Nom & Corp Gov • Strategic Review
Margaret M. Smyth	61	2021	Partner, Global Infrastructure at QIC; Former Chief Financial Officer of National Grid USA	• Audit (Chair) • Nom & Corp Gov • Strategic Review
John G. Stratton	64	2021	Executive Chairman, Frontier Communications; Former EVP and President of Global Operations at Verizon	• Strategic Review
Maryann Turcke	59	2021	Former Chief Operating Officer, National Football League	• Comp & Human Capital • Nom & Corp Gov (Chair) • Strategic Review
Prat Vemana	53	2021	Executive Vice President, Chief Information and Product Officer of Target Corporation	• Audit
Woody Young	66	2024	Former Chairman of Mergers and Acquisitions at Perella Weinberg Partners	• Audit • Nom & Corp Gov • Strategic Review (Chair)

Highly Qualified Board, with Broad Range of Backgrounds, Skills and Experiences
Our Board brings extensive experience across key disciplines, including technology, finance, operations, value creation and M&A, legal and regulatory, industry experience and people talent. We believe that a breadth of experience and perspective enhances the effectiveness of the Board.

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Proxy Summary

Our Board consists of individuals who, collectively, have relevant experience to provide oversight and guidance for Frontier’s strategic, operational, and cultural priorities as shown in the Board Qualifications and Skills Matrix presented in Proposal 1. The average tenure of our directors is 3.8 years.
Additional information about each director nominee’s background and experience can be found beginning on page 7.
GOVERNANCE HIGHLIGHTS
Frontier is committed to strong corporate governance, which promotes the long-term interest of stockholders, enhances management and Board accountability, and builds stakeholder trust in Frontier. The Board works collaboratively with senior management, meeting regularly and spending significant time engaging in discussions to understand Frontier’s strategic challenges and opportunities. Our directors provide valuable insight and risk oversight that help guide management’s decision-making and actions.
The Board is also committed to ensuring that Frontier’s governance reflects the evolving governance landscape and appropriately supports and serves the best interests of the Company and its stockholders. The Board believes that its governance structure, including both a Lead Independent Director and an Executive Chairman, in addition to the CEO, is appropriate for the current operational and governance framework of the Company.
The following is a summary of our governance highlights:

Independent Oversight	✔	All non-employee directors (eight of ten total directors) are independent
	✔	Each standing committee is composed exclusively of independent directors
	✔	Regular executive sessions of independent directors
	✔	Lead Independent Director

Board Effectiveness	✔	An Executive Chairman of the Board with extensive duties
	✔	Strategy and risk oversight by full Board and committees
	✔	Annual Board and committee evaluations
	✔	Limits on other public board service
	✔	Continuing education for all directors

Stockholder Accountability	✔	Annual election of all directors
	✔	Stock ownership guidelines for executive officers and non-employee directors
	✔	Robust stockholder engagement program
	✔	No poison pill or dual-class shares

Sustainability Commitment	✔	Board oversight of priority ESG issues, including human capital management and our environmental impact
	✔	Commitment to ESG embedded in our purpose and focused on four core elements: our technology, our people, our planet and our governance

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Proxy Summary

EXECUTIVE COMPENSATION HIGHLIGHTS
Our Compensation and Human Capital Committee believes strongly in implementing and maintaining a pay-for-performance philosophy. A significant portion of the total compensation opportunity for our CEO and our other executive officers, including our named executive officers (“NEOs”), is “at-risk” and dependent upon factors including Frontier’s future performance through achievement of key financial and business objectives and stock price performance.
Our executive compensation program consists of cash and equity-based pay and emphasizes variable pay rather than fixed pay, with target opportunities based on market practices and payments based on performance. The structure of our executive compensation program is intended to reward performance, strong leadership, and achievement of business and individual objectives. In addition, long-term time-based and performance-based equity grants are designed to ensure that executive interests are aligned with long-term creation of stockholder value.
Elements of our 2024 compensation program include:

Component	Type	Key Objectives and Features
Annual Base Salary	Cash
Provide competitive fixed pay that is tied to the market and allows us to attract, retain and motivate executives within the telecom industry and broader talent market. Reflect individual skills, experience, responsibilities, and performance over time.

Annual Incentive Plan (“AIP”)	Cash
Encourage focus on Company performance and achievement of specific short-term financial goals and strategic objectives. Incorporates financial and operational metrics, including Adjusted EBITDA (45%), Revenue (20%), Fiber Locations Constructed (17.5%) and Net Fiber Broadband Adds (17.5%).

Long-Term Incentive Compensation (“LTI”)	Equity
Restricted Stock Units (“RSUs”) (33%)		Promote executive retention, enhance executive stock ownership over the long-term and align compensation over a multi-year period directly with the interests of stockholders.
Performance Stock Units (“PSUs”) (67%)
Closely align executive and stockholder interests over a three-year period. Encourage focus on the achievement of long-term financial goals and strategic objectives. Promote retention and enhance executive stock ownership. For 2024, our performance goals based on the following metrics (weighting):
•
Adjusted Fiber EBITDA (33.33%)
•
Fiber Revenue (33.33%)
•
Relative TSR (33.33%)

The Compensation Discussion & Analysis section of this proxy statement provides details on the 2024 compensation program and the process of our Compensation & Human Capital Committee.

Frontier Communications	6	2025 Proxy Statement

1	Proposal One: Election of Directors

BOARD RECOMMENDATION

Each director is elected at the annual stockholder meeting to hold office until the next annual stockholder meeting or until his or her successor has been qualified and elected. Directors are elected by a plurality of the votes cast by holders of shares of common stock present in person or represented by proxy and entitled to vote at the Annual Meeting.

If any of the Board’s nominees becomes unavailable prior to the Annual Meeting to serve as a director, the Board may select a replacement nominee or reduce the number of directors to be elected. The proxy holders will vote the shares for which they serve as proxy for any replacement candidate nominated by the Board.

Our Board unanimously recommends that you vote
FOR
the election of each of the following director nominees:

DIRECTOR NOMINEES

The Board, upon the recommendation of the Nominating and Corporate Governance Committee, has nominated the ten (10) individuals listed below, each of whom is currently serving as a director. Each nominee has agreed to be named in this Proxy Statement and to serve if elected.
10 DIRECTORS nominated for election at the 2025 annual meeting

1 YEAR Directors are elected to serve annual terms

Frontier Communications	7	2025 Proxy Statement

Proposal 1

Kevin L. Beebe (Lead Independent Director)
Key Skills and Experience:

•
Senior Leadership: Has served as President and Chief Executive Officer of 2Bpartners, LLC, a partnership that provides strategic, financial, and operational advice to private equity firms and companies in the technology and telecom industries, since 2007. Founding partner of Astra Capital Management, a private equity firm focused on providing capital to technology and telecom companies.
•
Value Creation and M&A: As Group President of Operations at ALLTEL Corporation, a then publicly held telecommunications services company, from 1998 to 2007, oversaw $60 billion worth of transactions and served as a critical driver in the decision to take the company private.
•
Telecom Expertise: Brings over 30 years of expertise in communications and technology, including marketing, customer service, and financial market experience.
•
Education: Bachelor’s Degree in Economics, Kutztown University in Pennsylvania; Master’s in Economics, Bowling Green University in Ohio; completed the Columbia University Executive Program in Business Administration.

Career Highlights:

•
2Bpartners, LLC: President and Chief Executive Officer (2007 – Present)
•
Astra Capital Management: Founding Partner (2014 – Present)
•
ALLTEL Corporation: Group President of Operations (1998 – 2007)
•
360 Communications Co.: Executive Vice President of Operations (1996 – 1998)
•
AT&T/Sprint: Various management roles in Regulatory Affairs, Marketing, Enterprise Sales, Network and Operations (1983 – 1995)

Public Company Board Experience:

•
SBA Communications Corporation (2009 – Present)
• Skyworks Solutions, Inc. (2004 – Present)

Private Company Boards and Other Memberships:

•
DartPoints (2020 – Present)
•
Logix Fiber Company (2016 – Present)
•
Syniverse Technologies (2011 – Present)
• NII Holdings, Inc. (2010 – Present)

Independent Director since 2019; Lead Independent Director since November 2022

Board Committees: Compensation and Human Capital; Nominating and Corporate Governance; Strategic Review

Frontier Communications	8	2025 Proxy Statement

Proposal 1

Lisa V. Chang
Key Skills and Experience:

  •
Senior Leadership: Executive Vice President and Global Chief People Officer of The Coca-Cola Company since 2019, responsible for leading the company’s global people strategy and overseeing talent, total rewards, and culture efforts. Prior to this role, served as Senior Vice President and Chief Human Resources Officer for AMB Group LLC, leading HR strategy and operations for all AMB businesses.
•
M&A Integration: Has played a critical role in Coca-Cola acquisitions and integrations, specifically Fairlife, BODYARMOR, and Costa Limited. As Vice President of International Human Resources at Equifax, oversaw six acquisitions internationally in an 18-month period.
•
People Management: Brings to the Board extensive experience in devising long-term strategies for people, culture, talent, and leadership.
•
Education: Bachelor’s Degree in Communications from the University of Virginia; Master’s in Business Administration in International Business from the Stetson School of Business and Economics at Mercer University.

Career Highlights:

•
The Coca-Cola Company: Executive Vice President and Global Chief People Officer
(2019 – present)
•
AMB Group LLC: Senior Vice President and Chief Human Resources Officer (2014 – 2019)
•
Equifax: Vice President, International Human Resources (2013 – 2014)
•
Turner Broadcasting System, Inc.: Senior Vice President, Human Resources (2009 – 2013)
•
The Weather Channel: EVP, Chief Human Resources Officer (2004 – 2009)

Private Company Boards and Other Memberships:

•
Catalyst Inc. (2019 – present)
• Atlanta Symphony Board (2021-present)
• Clemson University, President's Advisory Cabinet Member (2024- present)
• HR Innovators, Advisory Board (2024 - present)

Independent Director since April 2021

Board Committees: Compensation and Human Capital

Frontier Communications	9	2025 Proxy Statement

Proposal 1

Pamela L. Coe
Key Skills and Experience:

  •
Senior Leadership: Served in various executive-level legal capacities at Liberty Media Corporation and its spin-off public companies from 2007 until her retirement in 2020. Responsibilities included serving as board secretary and legal advisor to Liberty Media, Qurate Retail, Liberty Broadband, and Liberty Expedia. Also served as the HR lead at Liberty Media, assisting with executive talent acquisition and retention at the holding company and subsidiary level. Launched and led the company’s government affairs function, using customized approaches to achieve business objectives in a competitive regulatory landscape.
•
Value Creation and M&A: Brings extensive M&A, securities law, capital markets, and transaction experience in the TMT space, having worked on billions of dollars of complex, value-creating transactions. Was actively involved in Liberty’s many notable spin-off and tracking stock transactions, public offerings and capital market transactions, including transactions involving Sirius XM, the Atlanta Braves, Expedia Group, Starz, The Formula One Group, and Liberty’s interest in Charter Communications.
•
Corporate Governance; Compliance; Risk Management: Brings significant expertise in corporate governance, global compliance, and enterprise risk management. Through her work with the Liberty public company boards and committees, is experienced in corporate governance, securities law compliance, executive compensation intricacies, and audit and accounting practices. Was also instrumental in monitoring legal and regulatory changes to position the company to address global requirements while meeting business objectives. Brings deep experience in board room processes and dynamics, having managed and set agendas for numerous Liberty public companies. Partnered in the oversight of enterprise risk management, including cybersecurity and privacy.
•
Education: Bachelor’s Degree in Finance, Arizona State University; J.D. from the UCLA School of Law.

Career Highlights:

•
Liberty Media Corporation (2007 – 2020): Senior Vice President, Deputy General Counsel and Corporate Secretary
•
Tele-Communications, Inc. (1993 – 2000): Senior Counsel

Public Company Board Service:

•
Luna Innovations Incorporated (2021 – Present)
• Expedia Group (2012 -2019)

Private Company Boards and Other Memberships:

•
State Bars of California and Colorado

Independent Director since April 2021

Board Committees: Audit; Compensation and Human Capital (Chair); Strategic Review

Frontier Communications	10	2025 Proxy Statement

Proposal 1

Nick Jeffery (President & CEO)
Key Skills and Experience:

  •
Senior Leadership: President and Chief Executive Officer of Frontier Communications since 2021. Prior to this, served as Chief Executive Officer of Vodafone UK, where he led the turnaround of the business, returning it to revenue and market share growth, reducing operating expenses, and increasing customer satisfaction, while delivering double-digit EBITDA growth and increased free cash flow. During his time at Vodafone the company became Europe’s fastest-growing broadband provider and the largest cable TV company. Formerly served as Chief Executive Officer of Cable & Wireless Worldwide, one of the world’s largest wireline companies.
•
Value Creation and M&A: Served on the Vodafone Group Executive Committee for eight years, during which time he oversaw aspects of Vodafone’s sale of its 45% stake in Verizon Wireless for $130 billion, the third largest transaction in corporate history at that time, and participated in all other transactions throughout his tenure. He led Vodafone Group’s acquisition of Cable & Wireless Worldwide for $1.7 billion – one of the most financially successful acquisitions in Vodafone’s history. He was subsequently appointed Chief Executive Officer of the acquired entity before integrating it with Vodafone UK and becoming Chief Executive Officer of the combined group. Also led Vodafone’s acquisitions of Italian automotive telematics firm Cobra Automotive Technologies and European IT and communications consultancy Bluefish Communications Ltd.
•
Telecom Expertise: Brings to the Board 33 years of strategic insight, operational expertise, and leadership in the telecommunications industry in the US and globally, including running businesses in the UK, Europe, and Asia.
•
Education: Bachelor’s Degree in Economics from the University of Warwick, UK; graduate of INSEAD, Management Development and Wharton, International Forum.

Career Highlights:

•
Frontier Communications: President & CEO (2021 – Present)
•
Vodafone
○
CEO Vodafone UK (2016 – 2021)
○
Vodafone Group Executive Committee (2013-2021)
○
CEO – Group Enterprise (2012-2016)
○
CEO, Vodafone’s Multi-National Corporate Business (2006 – 2012)
•
Cable & Wireless Worldwide (Post-acquisition by Vodafone): CEO (2012 – 2013)

Public Company Board Service:

•
Dialog Semiconductor PLC (2016 – 2021)

Private Company Boards and Other Memberships:

•
The Vodafone Foundation (2016 – 2021)
• Fair FX Group PLC (2014 – 2016)

Director since April 2021

Board Committee: Strategic Review

Frontier Communications	11	2025 Proxy Statement

Proposal 1

Stephen C. Pusey
Key Skills and Experience:

  •
Senior Leadership: Served as Senior Advisor to Bridge Growth Partners since 2017, and previously served as Group Chief Technology and Operations Officer of Vodafone Group PLC.
•
Value Creation and M&A: Represented the Vodafone Board within the Verizon Wireless partnership and was part of the team that led Vodafone’s sale of its 45% stake in Verizon Wireless for $130 billion – the third largest transaction in corporate history at the time. Additionally, oversaw the sale of ARM Holdings to SoftBank in a deal worth more than $32 billion, the sale of GlobalLogic to Hitachi for $9.6 billion, and the sale of Accedian to Cisco in 2023, as a Board member of the acquired companies.
•
Operations: Advanced Vodafone’s network leadership in nearly every market and was responsible for defining and leading the group’s global technology strategy and operations for networks, IT, product development, and procurement. Prior to Vodafone, held various positions at Nortel Networks, including Executive Vice President and President, Nortel EMEA, and was responsible for all sales, marketing, and customer operations within the region.
•
Telecom Expertise: Brings an operational telecommunications background that includes over 40 years of international business experience across several technology and service provider markets. Also brings 24 years of experience building leading networks, as well as expertise in rolling out fiber internationally.
•
Education: Advanced Management Program, Harvard Business School.

Career Highlights:

•
Bridge Growth Partners: Senior Advisor (2017 – Present)
•
Vodafone Group PLC: Group Chief Technology and Operations Officer (2006 – 2015)
•
Nortel Networks (1982 – 2006)
○
Executive Vice President
○
President, Nortel EMEA

Public Company Board Experience:

•
VEON Ltd. (2020 – 2021); FireEye, Inc. (2015 – 2021); Centrica PLC (2015 – 2020); ARM Holdings PLC (2015 – 2016); Vodafone (2009 – 2015)

Private Company Boards and Other Memberships:

•
Boldyn Networks (formerly BAI) (2022 – Present)
• Global Logic, Inc. (2015 – Present)
• Solace Systems (2017 – Present)

Independent Director since April 2021

Board Committees: Audit; Nominating and Corporate Governance; Strategic Review

Frontier Communications	12	2025 Proxy Statement

Proposal 1

Margaret M. Smyth
Key Skills and Experience:

  •
Senior Leadership: Serves as Partner, Global Infrastructure at QIC, a global infrastructure investor focused on ESG-themed investments in energy and utilities, transport, and social / public / private partnership sectors, since July 2021. Prior to this, served as US Chief Financial Officer of National Grid, Vice President of Finance at Consolidated Edison, Inc., Vice President and Chief Financial Officer of Hamilton Sundstrand, and Vice President and Corporate Controller of United Technologies Corporation. Earlier in her career, was the Vice President and Chief Accounting Officer of 3M Corporation and served in various senior leadership roles for Deloitte’s and Arthur Andersen’s telecom and media practices.
•
Restructuring: As Vice President and Corporate Controller of United Technologies, conceived and executed a one-year strategic plan to restructure the $25 billion US Shared Business Services organization, which significantly reduced costs, decreased error rates by 90%, and improved customer satisfaction. Also, as CFO of National Grid US, led the transformation of the company’s business services and finance function, which increased operating profit (+10.6%), achieved vs. allowed returns (99% vs. 80%), capital investment (+10.4%) and rate base (+8.9%), based on a five-year CAGR.
•
Finance & Accounting: From 2014 to 2021, served as the US Chief Financial Officer of National Grid, one of the world’s largest publicly owned energy companies, overseeing all finance, accounting, transactional, and property services. Brings experience in advancing sustainability accounting practices and is a Sustainability Accounting Standards Board (“SASB”) FSA Credential Holder with deep financial experience, having served as a partner at two of the world’s largest accounting firms.
•
Risk Management: Throughout her time at National Grid US, played a key role at the forefront of corporate efforts related to decarbonization, and clean energy, and led a strategic pivot to the clean energy future, including developing financing models for new energy solutions and the expansion of electric vehicle charging stations. Also drove a risk-centric governance model across the entire portfolio of risks, including climate change and cybersecurity.
•
Value Creation and M&A: Has served on the board of Remitly Global, Inc. since prior to its IPO. Also served on the boards of publicly traded Lilium N.V. through its IPO and Martha Stewart Living Omnimedia in the years leading to its sale to Sequential Brands. As CFO of National Grid US, was responsible for approving all material acquisitions and dispositions, capital investments, and restructurings. As an Arthur Andersen partner, played a significant role in countless M&A, IPO, and debt offering transactions for clients including News Corporation (BSkyB, Fox), Martha Stewart Living, and ITT (MSG), among others. Also led and participated in significant capital transactions at 3M, United Technologies, Con Edison, and National Grid.
•
Operations: Has extensive experience in organizational effectiveness and change, having led numerous team transformations that resulted in increased productivity, engagement, and performance across the energy, manufacturing, telecommunications, and professional service sectors.
•
Education: Bachelor’s Degree in Economics, Fordham University; Master’s Degree in Accounting, New York University’s Stern School of Business.

Career Highlights:

•
QIC: Partner (2022 – present);
○
Senior Advisor, Global Infrastructure and Chair;
•
National Grid US: Chief Financial Officer (2014 – 2021)
•
Con Edison: Vice President of Finance (2012 – 2014)
•
United Technologies
○
Vice President, Chief Financial Officer, Hamilton Sundstrand (2010 – 2011)
○
Vice President, Corporate Controller (2007 – 2010)
•
3M Corporation: Vice President and Chief Accounting Officer (2005 – 2007)
•
Deloitte & Touche, LLP: Managing Partner, Technology, Telecommunications, Technology and Media, Northeast Region (2002 – 2005)
•
Arthur Andersen LLP: Assurance Partner in Charge, North American Communications and Media Practice, and other roles (1985-2002)

Public Company Board Experience:

•
Remitly Global, Inc. (2021 – Present)
• Etsy, Inc. (2016 – Present)
• Lilium N.V. (2021 – 2024)
• Vonage Holdings Corp. (2012 – 2016)
• Martha Stewart Living Omnimedia Inc. (2012 – 2015)

Private Company Boards and Other Memberships:

•
Pearce Services LLC (2024-Present);
• QIC portfolio companies: CenTrio (2021 – Present) and Renewa (2022 – Present)
• MoA Funds (2005 – Present)
• The Aspen Institute’s Henry Crown Fellows (2006 – Present)
Independent Director since June 2021
Board Committees: Audit (Chair); Nominating and Corporate Governance; Strategic Review

Frontier Communications	13	2025 Proxy Statement

Proposal 1

John G. Stratton (Executive Chairman)
Key Skills and Experience:

  •
Senior Leadership: Held several senior roles at Verizon including COO, CMO, and EVP and President of Global Operations, before retiring in 2018. Brings experience in rapidly scaling and transforming businesses worldwide and a diverse background in consumer and business markets within one of the world’s leading telecom, media, and technology firms.
•
Value Creation and M&A: Led Verizon’s Wireless business through a significant restructuring that resulted in a 380-point margin expansion in three years and optimized the company’s wireline portfolio through approximately $14 billion in divestitures and $5 billion in acquisitions.
•
Finance & Accounting: Held full P&L responsibility at Verizon, including all established businesses and 140,000 employees globally; generated more than $120 billion in annual revenue.
•
Commercial / Consumer Markets: Led Verizon’s corporate marketing group and its consumer and business product management organizations, with recognition by Ad Age magazine as the No. 2 global “power player” in 2009.
•
Education: Advanced Management Program, Harvard Business School.

Career Highlights:

•
Verizon Communications Inc.
○
Executive Vice President and President of Global Operations (2015 – 2018)
○
Executive Vice President and President, Global Enterprise and Consumer Wireline (2014 – 2015)
○
Executive Vice President and President, Verizon Enterprise Solutions (2012 – 2014)
○
Executive Vice President and Chief Operating Officer, Verizon Wireless (2010 – 2011)
○
Executive Vice President and Chief Marketing Officer (2001 – 2010)

Public Company Board Experience:

•
General Dynamics Corporation (2020 – Present)
• Abbott Laboratories (2017 – Present)

Private Company Boards and Other Memberships:

•
SubCom, LLC (2019 – Present)
•
National Security Telecommunications Advisory Committee (NSTAC) (2012 – 2018) (Presidential appointment to advise the White House on technology issues related to national security and emergency preparedness)

Director and Executive Chairman since April 2021

Board Committee: Strategic Review

Frontier Communications	14	2025 Proxy Statement

Proposal 1

Maryann Turcke
Key Skills and Experience:

  •
Operations: Served as Senior Advisor to the National Football League from 2020 to 2021, having previously served as Chief Operating Officer since 2018, where she led the marketing, communications, HR, international, technology, events, and club business development organizations. Prior to this, served as President of the NFL Network, where she led operations, as well as the NFL’s owned and operated linear TV, digital media and technology assets, product development, content strategy, and marketing. Prior to the NFL, served in various operational capacities at Bell Canada from 2005 to 2017, including most recently as President of Bell Media, Inc, where she was responsible for their flagship television channels and annual revenues.
•
Extensive Industry & M&A Expertise: Brings extensive industry and M&A experience to the board and serves as a board member and strategic advisor to global companies in a range of industries. At Bell Canada, was on the executive team that engaged in substantial M&A and associated integration efforts from 2008 to 2017, including CTV for $3.2 billion, Manitoba Telecom Services for $3.9 billion, and Q9 Networks for C$1.1 billion. Additionally, Bell Aliant was privatized, and its Atlantic Canada affiliate was integrated into BCE’s national operations. Currently oversees Royal Bank of Canada’s acquisition of HSBC Canada for C$13.5 billion as a member of the Board.
•
Senior Leadership: Brings extensive leadership experience as well as deep expertise in the telecommunications and media industries.
•
Education: Bachelor’s Degree in Civil Engineering, Queen’s University; Master’s Degree in Civil and Environmental Engineering, University of Toronto; Master’s in Business Administration in Science and Technology, Queen’s University.

Career Highlights:

•
National Football League
○
Senior Advisor (2020 – 2021)
○
Chief Operating Officer (2018 – 2020)
○
President, NFL Network, Digital Media, IT and Films (2017 – 2018)
 • Bell Media
○
President (2014 – 2017)
○
Executive Vice President, Field Operations (2008 – 2014)

Public Company Board Experience:

•
Skyworks Solutions Inc (2023 – Present)
• Royal Bank of Canada (2020 – Present)

Independent Director since April 2021

Board Committees: Compensation and Human Capital; Nominating and Corporate Governance (Chair); Strategic Review

Frontier Communications	15	2025 Proxy Statement

Proposal 1

Prat Vemana
Key Skills and Experience:

  •
Technology Leadership: Has served as Executive Vice President, Chief Information and Product Officer at Target Corporation since January 2025, having served as Executive Vice President, Chief Digital and Product Officer from October 2022, where he oversees the vision for the company’s product and engineering teams, focusing on harnessing technology to drive growth and keep Target competitive. Prior to Target, served as Senior Vice President and Chief Digital Officer of Kaiser Foundation Health Plans and Hospitals. Brings proven digital expertise and experience leading digital businesses across consumer-facing industries.
•
Commercial / Consumer Markets: From 2015 to 2019, held positions at The Home Depot, Inc., including Chief Product and Experience Officer, where he oversaw an $11 billion supply chain, digital, marketing, and store remodel transformation.
•
Growth and Value Creation: Held a variety of corporate-level positions at Staples, Inc. from 2010 to 2015, most recently as Vice President of Global eCommerce, Product Management and Analytics, during which time Staples acquired software company Runa. Was directly involved in the transaction as well as the process of integrating Runa into Staples’ operations. Was also involved in the acquisition of PNI Digital Media Inc.
•
Education: Bachelor’s Degree in Computer Science and Engineering, University of Madras; Master’s in Business Administration in Global Leadership and Innovation, MIT’s Sloan School of Management.

Career Highlights:

•
Target Corporation
○
Executive Vice President, Chief Information and Product Officer (January 2025 – Present)
○
Executive Vice President, Chief Digital and Product Officer (2022 – 2024)
•
Kaiser Foundation Health Plans and Hospitals: Senior Vice President and Chief Digital Officer (2019 – 2022)
•
The Home Depot
○
Chief Product and Experience Officer (2018 – 2019)
○
Vice President, Online (2015 – 2018)
•
Staples: Vice President, Global eCommerce, Product and Analytics (2010 – 2015)

Independent Director since April 2021

Board Committees: Audit

Frontier Communications	16	2025 Proxy Statement

Proposal 1

Woody Young
Key Skills and Experience:

 •
Senior Leadership: Brings 30+ years of experience as an investment banker in the telecommunications and media industries, including in leadership roles at several global investment banks. Served as Co-Head of the Global Telecommunications, Media & Technology Group at Lazard before leading telecom and media at Perella Weinberg Partners, where he also served as the firm’s Chairman of Mergers and Acquisitions. Most recently, served as President of Solidigm where he directed finance, strategy, corporate development, human resources, legal, and IT functions.
•
Telecom Expertise: Has vast experience in telecommunications and media, including leading the telecom groups at Perella Weinberg, Lazard, Merrill Lynch, and Lehman Brothers.
•
Value Creation and M&A: Brings extensive experience having led many of the telecommunications industry’s most transformative transactions, including AT&T’s acquisitions of Time Warner ($109 billion), DirecTV ($67 billion), and BellSouth ($90 billion), Sprint’s $47 billion merger with Nextel Communications, Qwest Communications $22 billion sale to CenturyLink, and SBC’s acquisition of AT&T ($22 billion)
•
Education: Bachelor’s Degree in International Relations, Brown University; Master’s Degree in International Relations, University of Cambridge; Master’s Degree in Public and Private Management, Yale School of Management.

Career Highlights:

•
Solidigm (2022 – 2023)
○
President
•
Perella Weinberg Partners LLC (2016 – 2022)
○
Partner
○
Chairman, Mergers & Acquisitions
•
Lazard Ltd. (2009 – 2015)
○
Vice Chairman, U.S. Investment Banking
○
Co-Head, Global Telecommunications, Media & Technology Group
•
Merrill Lynch & Co., Inc. (2008 – 2009)
○
Head, Global Technology, Media & Telecommunications Group
•
Lehman Brothers Holdings, Inc. (1993 – 2007)
○
Managing Director & Co-Head, Global Communications & Media Group
○
Chairman, Senior Client Council
•
The First Boston Corporation (1987 – 1993)
○
Director, M&A Department
•
White House Fellow (1991 – 1992)
○
Special Assistant to the Deputy Secretary of the U.S. Treasury

Private Company Boards and Other Memberships:

•
Solidigm (2022-2023)

Independent Director since February 2024

Board Committees: Audit; Nominating and Corporate Governance; Strategic Review (Chair)

Decisions regarding the renomination of directors are made by the Board, upon the recommendation of the Nominating and Corporate Governance Committee, which annually evaluates each director’s performance and contribution to the Board. See “Director Nominations” below.

Frontier Communications	17	2025 Proxy Statement

Board Composition and Structure
BOARD MEETINGS AND DIRECTOR INDEPENDENCE
In 2024, the Board held sixteen (16) meetings. The average attendance of all directors at Board and standing Committee meetings in 2024 was 97.8% and each director attended at least 93% of the total number of Board meetings and meetings of the standing committees on which the director served.
Our directors hold regularly scheduled executive sessions in which they meet outside the presence of (i) our CEO and (ii) both our CEO and our Executive Chairman. Kevin Beebe, in his role as Lead Independent Director, presides at executive sessions of the independent directors. John Stratton, in his role as Executive Chairman, presides at executive sessions of the Board in which he participates. The applicable committee Chair presides at executive sessions of the Board’s standing committees.
Under our Corporate Governance Guidelines, which are available on the Investor Relations page of our website at
www.frontier.com
, all directors are expected to have the time and willingness to carry out their duties and responsibilities effectively. The Nominating and Corporate Governance Committee considers all outside directorships under our policies with respect to overboarding. No director may serve on more than four public company boards (including Frontier’s Board), no director who is an executive officer of a public company may serve on more than two public company boards (including Frontier’s Board), and no director may serve on more than three public company audit committees (including Frontier’s Audit Committee) unless, in each case, the Nominating and Corporate Governance Committee has determined that such simultaneous service would not impair the director’s ability to effectively serve on Frontier’s Board or Audit Committee, as the case may be. In addition, directors are expected to attend the Company’s annual meeting of stockholders, unless unusual circumstances make attendance impractical. Each director attended the Company’s 2024 annual meeting of stockholders.
The Board undertakes an annual review of director independence by reviewing relationships between Frontier and each director, between each director and management, as well as the relationships between Frontier and the organizations with which each director is affiliated. After considering the relevant facts, the Board has affirmatively determined that each director, other than Mr. Stratton and Mr. Jeffery, is an independent director as defined under the rules of the SEC and Nasdaq Stock Market LLC (“Nasdaq Listing Rules”) and under the criteria adopted by the Board in the Company’s Corporate Governance Guidelines.
DIRECTOR NOMINATIONS
Our Nominating and Corporate Governance Committee evaluates and recommends to the Board candidates for nomination to the Board. The process used to identify a nominee to serve as a member of the Board of Directors may vary depending upon the qualities sought. From time to time, Frontier may engage executive search firms to assist the Nominating and Corporate Governance Committee in identifying potential new directors.
In addition, Frontier has adopted director qualification guidelines. These director criteria are part of Frontier’s Corporate Governance Guidelines which are available on the Investor Relations page of our website at
www.frontier.com
. These qualifications describe specific characteristics that the Nominating and Corporate Governance Committee will take into consideration when selecting nominees for the Board, including: educational background, experience, qualifications and skills relevant for effective understanding of the Company’s business and oversight of the Company’s management; a good reputation and character; and the lack of any conflict of interest that would impair the director’s ability to fulfill his or her responsibilities as a member of the Board.
Stockholders may also propose director candidates for consideration by the Nominating and Corporate Governance Committee. See “Proposals by Stockholders” in this proxy statement.

Frontier Communications	18	2025 Proxy Statement

Board Composition and Structure

BOARD COMPOSITION
In the process of identifying nominees to serve as members of the Board, the Nominating and Corporate Governance Committee considers multiple factors in the Board’s composition. The Board believes that a wide range of experiences, areas of expertise and other factors bring valuable viewpoints that are important to the effectiveness of its oversight of the Company. As noted above, each candidate for nomination as a director, including each person recommended by stockholders, is also evaluated in accordance with criteria adopted by our Board.
In addition, the Nominating and Corporate Governance Committee will consider a nominee’s “independence,” as defined by the SEC and the Nasdaq Listing Rules. To the extent permitted by applicable law and our bylaws, nominees who do not qualify as independent may be nominated when, in the opinion of the Nominating and Corporate Governance Committee, such action is in the best interests of Frontier and our stockholders. When considering directors for re-nomination, the Nominating and Corporate Governance Committee will also consider the results of the annual Board evaluation in its Board refreshment strategy and the participation of and contributions to the activities of the Board for any director.
Our Board includes one or more current and/or former CEOs and CFOs, experts in communications, technology, marketing and strategy, finance and auditing, and value creation and M&A. As a result, our Board brings extensive experience across key disciplines, including technology, finance, operations, legal and regulatory, industry experience and human capital.

Frontier Communications	19	2025 Proxy Statement

Board Composition and Structure

Board Qualifications and Skills Matrix
Listed below are the skills and experience that we consider important for our director nominees in light of our current business strategy and structure. The biography for each director notes their relevant experience, qualifications and skills relative to the matrix below.

Frontier Communications	20	2025 Proxy Statement

Board Composition and Structure

BOARD LEADERSHIP STRUCTURE
Our Board is led by Executive Chairman John Stratton. Mr. Stratton is a highly regarded leader and was identified by stakeholders as being critical to the Company’s ability to restructure, successfully emerge from bankruptcy and formulate and execute our turnaround and strategic plans. Mr. Stratton continues to provide hands-on leadership in his role as Executive Chairman.
In addition, Kevin Beebe serves as Lead Independent Director. The Board believes that the Lead Independent Director creates a logical point for independent Director feedback to be captured and communicated to the Executive Chairman and the CEO and reflects the maturing operational and governance framework of the Company. The Lead Independent Director role at Frontier is clearly defined and set forth in a charter which provides clear lines of authority.
Our Board does not have a policy as to whether the roles of Chairman and CEO should be separate or combined; either an independent or a management director, including the CEO or another employee, may be appointed as a chairperson of the Board. In addition, if the chairperson is not an independent director, our Board may choose whether to designate a lead independent director. The Board has determined that, at this time, it is in the best interests of our stockholders to separate the roles of Chairman and CEO and for the Executive Chairman to lead the Board in conjunction with the Lead Independent Director. The Board will continue to evaluate our leadership structure based on the best interests of Frontier and our stockholders and will appropriately disclose any changes to the current board leadership structure.

Role of the Executive Chairman		Role of the Lead Independent Director
Board Governance
•	Lead the Board in its deliberation and decision-making process	•	Lead executive sessions of the independent directors
•	Preside over meetings of the Board and annual and special meetings of stockholders	•	Contribute to meeting agendas and schedules, as appropriate
•	Organize Board meeting schedules and agendas
•	Work with the Board and its committees to evaluate prospective director candidates
•	Consult on the Board’s self-assessment and evaluation processes
Internal Leadership
•	Work closely with the CEO on key items, including Frontier’s strategic plan, and day-to-day operations	•	Serve as a liaison between the Executive Chairman, the CEO, and the independent directors
•	Act as a liaison between senior management and the Board
•	Assist in hiring and retaining Frontier’s senior management team
External Communications
•	Support CEO in developing and maintaining relationships with clients	•	As necessary, serve as a liaison with stockholders and other stakeholders
•	With CEO, actively communicate with stockholders, financial institutions, and other key stakeholders
•	Where applicable, serve as the primary point of contact with regulatory and government officials

Frontier Communications	21	2025 Proxy Statement

Board Composition and Structure

Committees of the Board
The Board has three standing committees established under our bylaws and Corporate Governance Guidelines: Audit Committee, Compensation and Human Capital Committee, and Nominating and Corporate Governance Committee. All members of each of the three standing Committees are independent and each independent director currently serves on at least one standing Committee.
Each standing committee is governed by a written charter setting forth the committee’s responsibilities, and each committee reviews its charter at least annually, with any changes being recommended to the full Board for approval. Copies of the charter for each of the committees are available under the “Governance” tab on the Investor Relations page of our website at
www.frontier.com
. The following table shows the current standing committee membership:

Name	Audit Committee	Compensation and Human Capital Committee	Nominating and Corporate Governance Committee
Kevin Beebe
Lisa Chang
Pamela Coe		Chair
Steve Pusey
Margaret M. Smyth	Chair
Maryann Turcke			Chair
Prat Vemana
Woody Young

= Committee Member
Chair = Committee Chair
Audit Committee
The primary responsibilities of the Audit Committee include:
•	Select, determine fees paid to, and oversee the work of our independent auditors;
•
Assist the Board in its oversight of our financial statements, compliance with legal and regulatory requirements, the independence, performance and qualifications of our independent auditors, the qualifications of our internal auditors and internal audit function performance;

•	Pre-approve all audit and permissible non-audit services, if any, provided by our independent auditors;
•	Prepare the Audit Committee Report;
•	Assist the Board in its oversight of cybersecurity and other IT risks; and
•	Oversee risk assessment and risk management.
The Audit Committee is currently comprised of five (5) members, each of whom is independent under and meets the financial literacy requirements of the Nasdaq Listing Rules. The Board has determined that each of Margaret M. Smyth and Woody Young qualify as an “audit committee financial expert” as defined by SEC rules.

Frontier Communications	22	2025 Proxy Statement

Board Composition and Structure

The Audit Committee met six (6) times in 2024. A copy of the Report of the Audit Committee is included on page 32 of this proxy statement.
Compensation and Human Capital Committee
The primary responsibilities of the Compensation and Human Capital Committee include:
•	Review general compensation strategies and policies;
•
Evaluate, at least annually, the performance of the CEO and other senior executives against corporate goals and objectives and determine and approve executive compensation (including discretionary incentive awards, if any) based on this evaluation;

•	Engage in CEO succession planning efforts and executive talent development;
•	Review and make recommendations to the Board regarding director compensation;
•	Prepare the Compensation Committee Report;
•	Assist the Board in its oversight of human capital management, including talent management, company culture, employee training and engagement and employee relations;
•	Administer the Company’s Clawback Policy;
•	Oversee and approve, or recommend to the Board for approval, incentive compensation plans and equity-based compensation plans.
The Compensation and Human Capital Committee may delegate any portion of its responsibilities and authority to any one or more of its members or, to the extent permitted by applicable law, any officer of the Company. Any such delegation may be revoked by the Compensation and Human Capital Committee at any time. Each year, our CEO is delegated the authority to issue equity grants to new hires, and in certain limited circumstances, current employees (other than executive officers subject to Section 16(a)) of the Exchange Act, with an annual limit of 200,000 shares. During 2024, Mr. Jeffery issued a total of 50,717 shares for these purposes.
The Compensation and Human Capital Committee is currently comprised of four (4) members, each of whom is independent under Nasdaq’s heightened independence standards for members of a compensation committee and is a “non-employee director” for purposes of Section 16b-3 of the Exchange Act.
The Compensation and Human Capital Committee met ten (10) times in 2024. A copy of the Report of the Compensation and Human Capital Committee is included on page 47 of this proxy statement.
Nominating and Corporate Governance Committee
The primary responsibilities of the Nominating and Corporate Governance Committee include:
•	Conduct annual evaluations of the Board and its committees;
•	Recommend candidates for nomination, election or appointment to the Board and its committees; and
•	Take a leadership role in shaping our corporate governance, including developing and recommending to the Board our Corporate Governance Guidelines.
The Nominating and Corporate Governance Committee is currently comprised of five (5) directors, each of whom is independent under the Nasdaq Listing Rules. The Nominating and Corporate Governance Committee met four (4) times in 2024.
Special Strategic Review Committee
In June 2024, the Board established a special Strategic Review Committee and delegated to this Committee the authority to (i) review and evaluate the terms and conditions of potential strategic transactions, (ii) provide oversight and guidance to management regarding potential strategic transactions, including the negotiation of the terms thereof and (iii) recommend to the Board any and all actions with respect to any potential strategic transaction. The Strategic

Frontier Communications	23	2025 Proxy Statement

Board Composition and Structure

Review Committee is comprised of eight (8) members: John Stratton, Nick Jeffery, Kevin Beebe, Pamela Coe, Steve Pusey, Peggy Smyth, Maryann Turcke and Woody Young, who serves as Chairman of the Committee. This Committee was integral in overseeing the strategic review process which culminated in the announcement of the merger agreement with Verizon in September 2024.
Compensation Committee Interlocks and Insider Participation
The Compensation and Human Capital Committee currently consists of Kevin Beebe, Lisa Chang, Pamela Coe and Maryann Turcke. No member of our Compensation and Human Capital Committee is or has been an officer or employee of the Company.
During 2024 none of our executive officers served as a member of the Board or Compensation Committee, or other committee serving an equivalent function, of any other entity that has one or more of its executive officers serving as a member of, as applicable, our Board or Compensation Committee.
Board Evaluation Process
The Board has implemented a robust evaluation process designed to objectively elicit valuable and candid director feedback about board dynamics, operations, structure, performance, and composition.

Evaluation	Assessment	Enhancements
The Board and each Committee conduct annual self-evaluations to evaluate performance	Self-assessments help inform practices of the Board and each committee and identify areas of strength and areas where changes should be considered	The Board and each Committee will seek to implement changes that enhance its performance and oversight

The annual Board evaluation process is designed and overseen by the Nominating and Corporate Governance Committee and the Executive Chairman. The evaluations are designed to elicit candid input and discussion and to generate actionable enhancements to Board and Committee functions. On an ongoing basis, the Board works closely with senior management to ensure that the Board structure and operations, including the flow of information between management and the Board, are appropriately calibrated and enhance the Board’s oversight role. As of the date of the Annual Meeting, eight of our ten current directors have a tenure of four years, one director has a tenure of five years, and one director has a tenure of one year.
During 2024, the Board and each standing Committee conducted a self-evaluation in which candid feedback was solicited from the directors on a range of assessment topics. This assessment was designed with input from the Executive Chairman and Chair of the Nominating and Corporate Governance Committee and conducted via a detailed online questionnaire administered by a third party that collected responses and compiled results to enhance anonymity where requested. The results were then discussed by the full Board and committees, as appropriate, and the Board is implementing responses to director feedback.

Frontier Communications	24	2025 Proxy Statement

Board Composition and Structure

Risk Management and Board Oversight
Management’s Role
Management, including the Chief Executive Officer and the other executive officers, is primarily responsible for managing the risks associated with the Company’s business, operations, and financial and disclosure controls. Management oversees the annual enterprise risk management (“ERM”) process, which is jointly administered by the Chief Financial Officer and the head of Internal Audit. As part of the ERM process, each member of senior management and his or her direct reports participate in an annual identification, assessment, and evaluation of enterprise level risks. For each such risk, one or more mitigation strategies are developed and implemented to minimize or manage that risk. During the course of the year, periodic monitoring, self-assessment and reporting to the Audit Committee are performed by senior management to:
•	Update the trending of each risk, compared to the prior annual ERM review;
•	Identify and consider new and emerging risks;
•	Assess the implementation status and effectiveness of each mitigation strategy; and
•	Identify areas for improvement in the mitigation strategies, if any.
In addition, management conducts an annual fraud risk assessment. The results of these assessments are considered in connection with the operational, financial, and business activities of the Company.
Board Oversight
The Board is responsible for understanding the principal risks associated with Frontier’s business on an ongoing basis and for oversight of Frontier’s risk management process. The full Board regularly discusses exposure to potentially material risks and the intersection of these risks with corporate strategy. While material risks are generally overseen by the full Board, committees of the Board have key roles in risk monitoring and oversight as set forth in their respective charters. This enhances the Board’s ability to work more closely with senior management on risk identification and mitigation.
Audit Committee
The Audit Committee reviews and discusses with management the risks faced by the Company and the policies, guidelines, and processes by which management assesses and manages these risks, including major financial risks and exposures and the ERM process, as well as cybersecurity related risks, IT-related risks, and business continuity planning. The Audit Committee also has responsibilities with respect to the Company’s financial and accounting compliance and complaint procedures, internal audit, SOX Compliance program and related person transactions, as more fully set out in its charter. Among other things, the Audit Committee is responsible for establishing and overseeing procedures for the receipt, retention, and treatment of complaints regarding accounting, internal accounting controls or auditing matters and the confidential, anonymous submission by Company employees of concerns regarding questionable accounting or auditing matters.
The Audit Committee is directly supported in risk oversight by key members of our senior management team, including:
•
To assist the Audit Committee with its risk assessment function, the head of Internal Audit has a direct communication channel to the Audit Committee for purposes of reporting or discussing concerns and has regular executive sessions with the Audit Committee and/or its Chair and other individual members.

•
Our Chief Legal Officer has a direct communication channel to the Audit Committee for purposes of discussing or reporting financial misconduct matters with the Audit Committee and/or its Chair and other individual members. The Chief Legal Officer also provides periodic reports on the Company’s litigation matters and oversees the Company’s compliance programs.

Frontier Communications	25	2025 Proxy Statement

Board Composition and Structure

Audit Committee Oversight of Cybersecurity Risk
The Audit Committee provides oversight of the Company’s cybersecurity risk management, which is led by the EVP, Chief Digital and Information Officer (“CDIO”). The CDIO and SVP, Cyber Security provide periodic reports to the Audit Committee on the Company’s data privacy and information and infrastructure security programs, including cybersecurity.
In order to manage identified cybersecurity risks, we evaluate a range of remediation options and determine the appropriate course of action for effective monitoring, mitigation and treatment. Areas that have a higher level of likelihood and potentially higher level of impacts are prioritized. Periodic monitoring, self-assessment and reporting to the Audit Committee are performed by senior management to evaluate, among other things, the effectiveness of mitigation strategies in minimizing or managing identified risks.
Oversight of cybersecurity, including the Audit Committee’s role, is discussed in detail in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.
Compensation and Human Capital Committee
The Compensation and Human Capital Committee reviews and discusses with management risks related to human capital management, including the company’s compensation policies and practices, CEO and senior officer succession planning, talent management and company culture. The Compensation and Human Capital Committee reviews with management, at least annually, an assessment of whether risks arising from the Company’s compensation policies and practices are reasonably likely to have a material adverse effect on the Company, as well as the means by which any potential risks may be mitigated, such as through governance and oversight policies. The Company designs the compensation programs to encourage appropriate risk-taking while discouraging behavior that may result in unnecessary or excessive business risk. Our Chief People Officer provides periodic reports to the Compensation and Human Capital Committee on an array of human capital matters, including compensation and benefits, employee retention and attrition, employee training and engagement, talent management and company culture.
Nominating and Corporate Governance Committee
The Nominating and Corporate Governance Committee oversees the Board process and corporate governance-related risks, management of compliance risks, and certain ESG-related risks, including risks related to our corporate social responsibility and sustainability practices. Our Chief Communications Officer provides periodic reports to the Nominating and Corporate Governance Committee on the Company’s environmental, sustainability, and corporate social responsibility matters. Our Corporate Secretary provides periodic reports to the Nominating and Corporate Governance Committee on matters related to corporate governance. Our Lead Independent Director serves on the Nominating and Corporate Governance Committee and plays a role in mitigating potential corporate governance risks by acting as an independent liaison between the executive chair, the CEO, and the independent members of the Board, and oversees discussions and deliberations of independent board members where appropriate. The Lead Independent Director also makes himself available for communications with shareholders and other stakeholders, providing an open channel of independent communication.
Communications with the Board of Directors
Any stockholder or interested party who wishes to communicate with the Board as a group, an individual director, the Executive Chairman, the Lead Independent Director, or a specified Board committee or group, may do so by writing a letter to Frontier Communications, 1919 McKinney Avenue, Dallas, Texas 75201, Attn: Corporate Secretary. Each communication should specify the applicable addressee or addressees to be contacted, as well as the general topic of the communication. We will receive and process these communications before forwarding them to the addressee. We generally will not forward to directors a communication that is primarily commercial in nature, relates to an improper or irrelevant topic, or requests general information regarding the company. This information regarding contacting the Board is also posted on the Investor Relations page of our website at
www.frontier.com
.

Frontier Communications	26	2025 Proxy Statement

Director Compensation
Frontier uses cash and stock-based compensation to attract and retain qualified non-employee members of our Board.
Annual Core Compensation
Under the 2024 non-employee director compensation program, non-employee directors received $265,000 of annual core compensation consisting of: $115,000 in cash as an annual retainer fee, paid quarterly, and $150,000 of restricted stock units (RSUs), granted annually.
In designing the non-employee director compensation program, including setting compensation for the Lead Independent Director, the Board reviewed and considered reports and recommendations provided by Willis Towers Watson, the Board’s independent compensation consultant. These reports included data relating to non-employee director compensation at the Company’s peer group.
Committee Chair and Committee Member Retainers; Lead Independent Director Retainer
In 2024, Committee chairs received annual cash chair retainers, paid quarterly, as follows: Audit Committee - $25,000; Compensation and Human Capital Committee - $20,000; Nominating and Corporate Governance Committee - $15,000. In 2024, the Lead Independent Director received, incremental to any committee retainers, an annual cash retainer of $25,000. The annual cash chair retainer for the Strategic Review Committee is $60,000, paid quarterly.
In 2024, Committee members also received, incremental to any chair retainer, RSU committee member retainers as follows:
Audit Committee - $15,000; Compensation and Human Capital Committee - $12,000; and Nominating and Corporate Governance Committee - $10,000. The annual cash committee member retainer for Strategic Review Committee members is $30,000, paid quarterly.

Elements of 2024 Non-Employee Director Compensation	Board	Audit	Compensation & Human Capital	Nominating & Corporate Governance	Strategic Review	Lead Independent Director
Annual Cash Retainer	$115,000
Committee Chair Cash Retainer		$25,000	$20,000	$15,000	$60,000
Committee Member Cash Retainer					$30,000
LID Cash Retainer						$25,000
Annual RSU Award	$150,000
Committee Member RSU Awards		$15,000	$12,000	$10,000

Frontier Communications	27	2025 Proxy Statement

Director Compensation

The following table sets forth information regarding compensation earned during 2024 for each non-employee director. Mr. Stratton receives compensation under our executive compensation program for his service as Executive Chairman of the Board and does not participate in the director compensation program. Mr. Jeffery, our Chief Executive Officer, receives no remuneration for service as a member of our Board. For further detail on the compensation of Messrs. Jeffery and Stratton, see the Compensation Discussion and Analysis section of this Proxy Statement.

Name	2024 Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)	Total ($)
Kevin L. Beebe	$155,000	$176,432	$331,432
Lisa V. Chang	$115,000	$166,172	$281,172
Pamela L. Coe	$150,000	$181,562	$331,562
Steve C. Pusey	$130,000	$179,505	$309,505
Margaret M. Smyth	$155,000	$179,505	$334,505
Maryann Turcke	$145,000	$176,432	$321,432
Prat Vemana	$115,000	$169,244	$284,244
Woody Young	$145,000	$179,505	$324,505

(1)	Includes director annual retainer fee plus applicable cash committee chair retainer, if any.
(2)
The grant date fair value of director restricted stock unit awards was computed in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC”) 718 and includes time-based restricted stock units consisting of (i) the annual RSU grant valued at $150,000 which vests on May 31, 2025, plus (ii) applicable 2024 RSU committee member retainers. The grant date fair value of each directors’ RSU award is based on the closing price of our common stock on the grant date which was $26.72 per share.

The following directors elected to receive a portion of their 2023 RSU settlement (vested on May 31, 2024) in the form of cash rather than stock, in order to cover taxes incurred in connection with the vesting and settlement of such RSUs and an equivalent number of shares were withheld by the Company: Lisa V. Chang ($93,760); Prat Vemana ($92,692).
Beginning with the 2022 RSU award, the director compensation program permits directors to defer receipt of RSUs upon vesting until the earlier of the director’s date of separation from the Board for any reason or upon a change of control. Deferred awards are fully paid as shares upon receipt.
As of December 31, 2024, our non-employee directors held the following number of unvested RSUs: Kevin L. Beebe (6,603); Lisa V. Chang (6,219); Pamela L. Coe (6,795); Steve C. Pusey (6,718); Margaret M. Smyth (6,718); Maryann Turcke (6,603); Prat Vemana (6,334); and Woody Young (6,718).
In accordance with our bylaws, we indemnify our directors and officers to the fullest extent permitted by law. We have also entered into indemnification agreements with our directors and executive officers that provide similar indemnification rights.
Director Stock Ownership Guidelines
Each non-management director is expected to own shares of our stock having a minimum value of five (5) times their annual core cash compensation (which currently equates to $500,000) within five (5) years after joining the Board. RSU grants (whether vested or unvested), including any deferred RSUs, are counted for purposes of fulfilling this guideline.
Insider Trading Policy
Frontier has adopted an insider trading policy which sets forth procedures governing the purchase, sale and/or other dispositions of securities by our directors, officers and employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations and applicable Nasdaq standards. Our Insider Trading Policy is included as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2024. In addition, with regard to the Company’s trading in its own securities, it is the Company’s policy to comply with the federal securities laws and the applicable exchange listing requirements.

Frontier Communications	28	2025 Proxy Statement

Corporate Governance
We maintain corporate governance policies and practices that provide what the Board believes to be appropriate oversight, leadership, and independence, including compliance with applicable requirements under the Sarbanes-Oxley Act of 2002 and the rules of the SEC and Nasdaq. A copy of our Corporate Governance Guidelines is available upon request to our Corporate Secretary or may be viewed or downloaded from the Investor Relations page of our website at
www.frontier.com
.
Governance Overview
We are committed to maintaining robust governance practices and a strong ethical culture in order to advance the long-term interests of our stockholders. Management, with the oversight of the Board, regularly reviews, updates, and enhances its corporate governance practices and compliance and training programs, as appropriate, in light of stockholder feedback, changes in applicable laws, regulations and stock exchange requirements, and the evolving needs of our business. Our corporate governance and compliance practices include:
•
Independent Oversight and Experienced Board Representation. The Board maintains a significant majority (8 of 10) of independent directors, including fully independent standing Board committees. In addition to the Executive Chairman, the Board has appointed a Lead Independent Director to enhance its independent leadership. Our diverse Board brings extensive experience across key disciplines.

•
Strong Board Leadership. The Board has separate Chairman and CEO roles and is led by Executive Chairman John Stratton. Mr. Stratton works closely with the Board, our Lead Independent Director, our Chief Executive Officer, and senior management on key items including strategy, budget, and operations.

•	Succession Planning. The Compensation and Human Capital Committee of the Board is responsible for the development and periodic review of succession plans for members of senior management.
•
Prohibition on Hedging and Pledging. We prohibit all directors and executive officers from engaging in hedging transactions, including options (such as puts or calls) or other financial instruments (such as forward contracts, equity swaps, collars, or exchange funds) that are designed to hedge or offset any decrease in the market value of our securities. We also prohibit all directors and executive officers from pledging Company securities, unless specifically pre-approved by the Company’s Chief Legal Officer.

•	Board and Committee Self-Evaluations. The Nominating and Corporate Governance Committee and Executive Chairman oversee an annual evaluation of the Board and its committees.
•
Stockholder Engagement. Frontier is committed to building long-term stockholder relationships and transparency in communication. In 2024, we held numerous meetings with institutional stockholders to discuss various topics, including Frontier’s financial performance, fiber strategy, corporate governance, sustainability, and executive compensation program, in addition to the Verizon transaction.

•
Corporate Culture, Social Responsibility and Sustainability. Frontier is undertaking a significant transformation with the purpose of Building Gigabit AmericaTM. Our strategy involves four key priorities: build fiber, sell fiber, improve customer experience, and simplify operations. We are committed to connecting underserved individuals to the digital society, developing our workforce, being stewards of the environment, and maintaining the highest principles of corporate governance.

•
Comprehensive Ethics and Compliance Programs. Frontier conducts annual compliance training focusing on risk areas identified by our Chief Legal Officer and Chief Compliance Officer. The Company also maintains a third-party managed hotline that permits the anonymous reporting of potential violations of our Code of Ethics and other concerns. All hotline submissions are reviewed and investigated by appropriate members of management. The results of all such investigations are reported to senior management and the Audit Committee quarterly.

Frontier Communications	29	2025 Proxy Statement

Corporate Governance

Our Board has adopted Corporate Governance Guidelines, a Code of Ethics, and charters for each of our three standing Board committees to assist the Board in the exercise of its responsibilities and to serve as a framework for the effective governance of the Company. You can access our current committee charters, our Corporate Governance Guidelines, and our Code of Ethics on the Investor Relations page of our website at
www.frontier.com
, or upon request to our Corporate Secretary.
Code of Ethics
Our Code of Ethics applies to all employees, executive officers, and directors. Specific provisions applicable to our principal executive officer and senior financial officers are contained in our Specific Code of Business Conduct and Ethics Provisions for Certain Officers (the “Executive Code”). We intend to disclose on our website any amendment to, or waiver of, any provision of our Code of Ethics or Executive Code that is required to be disclosed pursuant to securities laws. Copies of the Code of Conduct and the Executive Code are available upon request to our Corporate Secretary, or on the Investor Relations page of our website at
www.frontier.com
.
Chief Executive Officer Succession
The Board is actively engaged in managing executive talent and succession planning. The Compensation and Human Capital Committee reviews and considers succession plans for the CEO and other members of the senior leadership team at least annually, and oversees the development of the CEO, senior leadership team candidates and other executive talent. The Board also evaluates the adequacy and effectiveness of Frontier’s succession plan for the CEO in connection with its annual assessment of the performance of the CEO.

Frontier Communications	30	2025 Proxy Statement

2	Proposal Two: Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm
Board Recommendation
The Audit Committee has appointed KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. KPMG has served as our independent registered public accounting firm since 1936, and the Audit Committee believes that the continued retention of KPMG as our independent registered public accounting firm is in the best interests of Frontier and our stockholders.
The ratification of this appointment is being submitted to stockholders because we value the opinions of our stockholders and believe that ratification of the appointment is a sound corporate practice. In the event that stockholders do not ratify the selection of KPMG, the Audit Committee will take that fact into consideration, but may, nevertheless, continue to retain KPMG.
A representative of KPMG is expected to participate at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.
The Board unanimously recommends that you vote
FOR
the ratification of selection of KPMG as the Company’s independent registered public accounting firm for 2025.
Audit and Non-Audit Fees
The following table sets forth the fees for professional audit services paid by us to KPMG LLP, our independent registered public accounting firm:

	2024	2023
Audit Fees	$6,846,125	$6,549,000
Audit-Related Fees	$508,148	$339,125
Tax Fees	—	—
All Other Fees	—	—
Total	$7,354,273	$6,888,125

Audit Fees
Audit fees relate to professional services rendered in connection with the audit of our annual consolidated financial statements included in our Annual Report on Form 10-K and internal control over financial reporting, the review of our quarterly financial statements included in our Quarterly Reports on Form 10-Q, audit services provided in connection with other subsidiary audit reports, and professional services rendered in connection with Frontier’s debt offerings.
Audit-Related Fees
For 2024 and 2023, audit-related fees primarily relate to professional services rendered in connection with agreed-upon procedure reports and accounting advisory services for technical accounting matters.
Tax Fees
There were no tax fees for 2024 or 2023.
Policy on Pre-Approval
The Audit Committee is required to pre-approve all audit and permissible non-audit services provided by KPMG LLP to ensure that the provision of such services does not impair our public accounting firm’s independence. All services provided by KPMG LLP for 2024 and 2023 were pre-approved by the Audit Committee.

Frontier Communications	31	2025 Proxy Statement

Proposal 2

Report of the Audit Committee
Frontier’s Audit Committee consists of five independent directors, each of whom has been determined by the Board to meet the heightened independence criteria applicable to Audit Committee members and to satisfy the financial literacy requirements of the Nasdaq Listing Rules and the applicable rules of the SEC. The Audit Committee operates pursuant to a charter that is available on the Investor Relations page of our website at
www.frontier.com
.
The Audit Committee is responsible, under its charter, for oversight of our independent registered public accounting firm, which reports directly to the Audit Committee. The Audit Committee has the authority to appoint and retain our independent registered public accounting firm, and to approve the audit and non-audit services to be provided. The Audit Committee’s function is more fully described in its charter.
Management is responsible for preparing our financial statements and ensuring they are complete and accurate and prepared in accordance with U.S. generally accepted accounting principles. KPMG LLP, our independent registered public accounting firm, was responsible for performing an independent audit of our consolidated financial statements and expressing an opinion on the conformity of those financial statements with U.S. generally accepted accounting principles and as to the effectiveness of our internal control over financial reporting.
The Audit Committee has met and held discussions with management, our senior internal auditor, and our independent registered public accounting firm (with and without management and our senior internal auditor present) and has reviewed and discussed the audited consolidated financial statements and related internal control over financial reporting with management and our independent registered public accounting firm.
The Audit Committee has also discussed with our independent registered public accounting firm the matters required to be discussed by Auditing Standard No. 1301, Communications with Audit Committees.
Our independent registered public accounting firm also provided the Audit Committee with the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with our independent registered public accounting firm that firm’s independence.
Based upon the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024 for filing with the SEC. The Audit Committee selected KPMG LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025, which is being presented to stockholders at the Annual Meeting for ratification.
Submitted by:
Margaret M. Smyth, Chair
Pamela L. Coe
Stephen C. Pusey
Prat Vemana
Woody Young

Frontier Communications	32	2025 Proxy Statement

Executive Compensation
LETTER FROM THE CHAIR OF OUR COMPENSATION AND HUMAN CAPITAL COMMITTEE
Dear Stockholders,
In 2024, Frontier’s management team and employees made significant progress in advancing the Company’s purpose of Building Gigabit America™. The Board has worked closely together and with senior management to oversee this progress, to navigate business challenges, and to execute a strategic review, culminating in the announcement of the pending merger with Verizon.
Frontier has entered 2025 in a strong position. Senior management and employees continue to focus and execute on the strategic priorities of building fiber, selling fiber, improving customer experience, and simplifying operations.
As outlined in the following CD&A, the Compensation and Human Capital Committee is strongly committed to a pay-for-performance philosophy that aligns compensation with long-term shareholder value creation. Our compensation programs are intentionally designed to reflect this commitment, as demonstrated by the structure of the Company’s annual incentive program and long-term equity programs.
The Compensation Committee will continue to evolve our executive compensation programs as needed to support our long-term business strategy consistent with our stated design principles.
Sincerely,
Pamela L. Coe (Chair)

Frontier Communications	33	2025 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis
This Compensation Discussion and Analysis (CD&A) describes Frontier Communication’s executive compensation program for 2024 and certain elements of our 2025 program. It explains how the Compensation and Human Capital Committee of the Board (the “Committee”) made 2024 performance-year compensation decisions for our executives, including the following Named Executive Officers (NEOs):

Name	Title
Nick Jeffery	President & CEO
Scott Beasley	EVP, Chief Financial Officer
John Stratton	Executive Chairman
Veronica Bloodworth	EVP, Chief Network Officer
Mark Nielsen	EVP, Chief Legal & Regulatory Officer

The NEOs for 2024, as determined pursuant to the U.S. Securities and Exchange Commission rules, are the CEO, CFO and the next three highest compensated executive officers of the Company.
Executive Overview
2024 Highlights and Priorities
2024 was another pivotal year in Frontier’s transformation. We continued execution of our strategy and delivered strong financial performance, including full-year organic Adjusted EBITDA growth and achieved our goal of full-year organic revenue growth. We remain focused on the execution of our four key strategic priorities: build fiber, sell fiber, improve the customer experience, and simplify operations.
Key milestone accomplishments against these four strategic priorities in 2024 include:
Fiber Deployment: We added approximately 1.3 million new fiber locations. As of December 31, 2024, we had approximately 7.8 million total locations passed with fiber and have more than doubled our fiber footprint since we started our fiber build in 2020.
Fiber Penetration: We strive to deliver new best-in-market products to meet customer demands and increase penetration across our fiber footprint. We added a record 385,000 fiber broadband customer net additions, resulting in fiber broadband customer growth of 19% as compared to 2023. These record fiber broadband net additions resulted in rising fiber broadband customer penetration across our footprint. We are targeting terminal penetration of 45% or higher in markets we have passed with fiber.
Customer Experience: In 2024, we continued to focus on improving our customer service by systematically removing the reasons why customers needed to call us and introducing new digital self-service. In 2024, fiber broadband churn remained low at 1.36% and from 2023 to 2024, we reduced customer contacts into call centers by 1 million.
Operational Efficiency: Across the company, we have identified opportunities to simplify and digitize our operations. We achieved our annualized gross run rate cost savings target of $500 million in 2023 – double our initial target of $250 million. As of December 31, 2024, we had realized $597 million of gross annualized cost savings.
Verizon Transaction
On September 5, 2024, Frontier and Verizon Communications Inc. (“Verizon”) announced we had entered into a merger agreement (the “Merger Agreement”), pursuant to which Verizon would acquire Frontier in an all-cash transaction. Our stockholders will receive $38.50 per share of common stock in cash, representing a premium of 43.7% to Frontier’s 90-Day volume-weighted average share price (VWAP) on September 3, 2024, the last full trading day prior to published market speculation regarding a potential sale of Frontier. On November 13, 2024, we held a special meeting at which our stockholders approved the Verizon transaction, with approximately 63% of stockholders voting “for” the Merger Agreement proposal. Subject to receipt of certain required regulatory approvals and other customary closing conditions specified in the Merger Agreement, we currently expect the merger to close by the first quarter of 2026.

Frontier Communications	34	2025 Proxy Statement

Executive Compensation

Pay-For-Performance Philosophy and Stockholder Alignment
The Committee believes strongly in a pay-for-performance philosophy. A significant portion of the total compensation opportunity for our CEO and other NEOs is “at-risk” and dependent upon our future performance through achievement of key financial and business objectives and stock price performance.
Our executive compensation program consists of cash and equity-based pay and emphasizes variable pay rather than fixed pay, with target opportunities based on a combination of market practice and internal comparisons of pay (as appropriate) and payments based on performance relative to pre-determined financial goals and strategic objectives. The structure of our executive compensation program is intended to reward performance, strong leadership, and achievement of business and individual objectives. In addition, long-term time-based and performance-based equity grants are designed to ensure that executive interests are aligned with long-term creation of stockholder value.

The majority of our total compensation for our NEOs is “at-risk” based on the achievement of specific performance goals and stock price performance.

Summary of Our 2024 Executive Compensation Program
Our executive compensation program currently consists of fixed and variable pay, including cash and non-cash components. The chart below summarizes the various elements of Frontier’s executive compensation for 2024 and their purpose:

	Objective & Metrics	Type	Key Features
Base Salary	Provide competitive fixed pay that is tied to the market and allows us to attract, retain and motivate executives within the telecom industry and broader talent market	Cash	• Reflects individual skills, experience, responsibilities and performance • Provides a stable and reliable source of income
Annual Incentive Plan (AIP)
Encourage focus on Company performance and achievement of specific short-term financial goals and strategic objectives; performance goals based on the following metrics (weighting):
•
Adjusted EBITDA (45%)
•
Revenue (20%)
•
Fiber Locations Constructed (17.5%)
•
Net Fiber Broadband Adds (17.5%)
		Cash	• Performance-based reward tied to achievement of short-term (annual) corporate and financial goals • Pays only if established threshold performance levels are met
Long-Term Incentive (LTI)
Restricted Stock Units (RSUs) (33%)	Promote executive retention over the long term and align compensation over a multi-year period directly with the interests of stockholders	Equity	• Aligns executive and stockholder interests • Promotes retention and enhances executive stock ownership • Earned over three years (vesting 1/3 per year)
Performance Stock Units (PSUs) (67%)
Closely align executive and stockholder interests over a three-year period and aid in retention; performance goals based on the following metrics (weighting):
•
Adjusted Fiber EBITDA (33.33%)
•
Fiber Revenue (33.33%)
•
Relative TSR (33.33%)
Equity
•
Performance-based reward tied to achievement of long-term (3-year) corporate and financial goals
•
Promotes retention and enhances executive stock ownership
•
Earned after the three-year performance period

Other Benefits	Provide standard programs for employees to pursue physical and financial wellbeing through retirement and health and welfare benefits	Benefits	• NEOs receive broad-based benefits made available to similarly situated employees • No excessive perquisites

Frontier Communications	35	2025 Proxy Statement

Executive Compensation

Overview of our CEO’s Pay
Mr. Jeffery’s target total direct compensation (TDC) for 2024 is set forth below. During 2024, a significant portion of Mr. Jeffery’s compensation was awarded in the form of RSUs and PSUs, the realized value of which will be dependent on our stock price and the achievement of financial and operational performance goals. The Committee works closely with its independent compensation consultant, Willis Towers Watson, to maintain an executive compensation peer group for the use of benchmarking competitive levels and market practices which is used in setting the compensation for Mr. Jeffery and our other NEOs. See “Role of the Independent Compensation Consultant” below.

Element	Target Total Direct Compensation Level (Annual)
Base Salary	$1,300,000
Annual Cash Incentive	$2,600,000
Restricted Share Unit Awards	$3,366,667
Performance Share Unit Awards	$6,733,333

EXECUTIVE COMPENSATION FRAMEWORK AND GOVERNANCE
The Committee is committed to ensuring that our executive compensation programs continually evolve as necessary to support our business strategy and organizational context, and that they are designed to result in value to our stockholders.
Our Executive Compensation Philosophy
The Committee’s compensation philosophy takes into account the various goals for retaining and incentivizing the Company’s leadership team while balancing the interests of stockholders:
•
Maintain clear alignment between the interests of our executives and those of our stakeholders by rewarding performance measured by key financial metrics, strategic objectives, and stock price performance.

•	Reinforce our performance culture for our NEOs by making a significant portion of their compensation at risk (i.e., contingent upon stock price and specified operational Company performance).
•
Attract, hire, and retain talented executives by having a compensation program that is competitive in relation to comparable companies based on size, overall complexity, and the nature of our business.

Frontier Communications	36	2025 Proxy Statement

Executive Compensation

Executive Compensation Governance Highlights
The Committee is committed to implementing and maintaining strong governance practices that will protect and promote the long-term value of the Company for its stockholders and lay the foundation for a successful executive compensation program for our NEOs:

What We Do	Deliver a significant portion of executive compensation through performance-based, at-risk pay
Maintain a relevant peer group for aligning pay
Set challenging and diverse annual and long-term incentive goals that align with our strategy
Set caps on incentive payouts
Maintain a clawback policy with respect to incentive compensation
Require robust share ownership by executives, with minimum ownership levels defined by role
Maintain double-trigger change-in-control arrangements
Conduct an annual risk assessment to mitigate any compensation program-related risk having a material adverse effect on the Company
Offer market-competitive benefits for executives that are generally consistent with the benefits provided to the rest of similarly situated employees
Consult with an independent consultant on compensation levels and practices

What We Don't Do	Establish uncapped incentive compensation opportunities
Provide single-trigger cash severance in connection with a change in control
Re-price stock option awards. Further, our plans expressly forbid exchanging underwater options for cash without stockholder approval
Permit hedging or pledging of equity
Pay dividends or dividend equivalents on unvested restricted stock units
Provide supplemental executive retirement plans

STOCKholder Engagement and Results of 2024 Say on Pay Vote
The Board strongly believes in proactive engagement, communication, and transparency with the Company’s stockholders. The Company’s management and Board are committed to ongoing engagement with its investors and seek their input on a variety of matters, including executive compensation, corporate governance and ESG matters. During 2024, we engaged with holders of over 90% of the outstanding shares of our common stock.
At our 2024 Annual Meeting, the advisory “say-on-pay” vote relating to the 2023 executive compensation for our NEOs received the support of 85% of votes cast by stockholders present in person or represented at the meeting. During 2024, our Executive Chairman, members of the Board as well as our senior management, including our CEO, CFO and Head of Investor Relations, participated in several investor conferences and held meetings with a significant number of our stockholders to discuss our financial performance, strategy, corporate governance, and executive compensation

Frontier Communications	37	2025 Proxy Statement

Executive Compensation

program, including the 2024 Say on Pay vote. Taking into consideration investor feedback, the Committee made certain changes to our compensation programs which are reflected in this CD&A. In evaluating the design of our executive compensation and the compensation decisions for each of the NEOs, the Committee intends to continue considering the results of future “say-on-pay” votes.
Role of the Compensation and Human Capital Committee
The Committee administers the executive compensation program for all NEOs, as well as other executives within the Company. While Frontier management provides input, it is the responsibility of the Committee to evaluate and approve the executive compensation philosophy, plans, policies, and programs in line with the process outlined below, to ensure the total compensation for our NEOs is competitive, appropriately tied to performance and does not promote undue risk-taking. The executive compensation program is determined and administered solely by the Committee.

STEP 1: Input on Compensation	STEP 2: Compensation and Human Capital Committee Decisions	STEP 3: Compensation and Human Capital Committee Oversight

Our CEO and Executive Chairman provide recommendations to the Committee on the compensation of all other NEOs. The Executive Chairman and CEO do not make recommendations on their own pay.

These recommendations take into consideration the competitive market pay data provided by the Committee’s independent compensation consultant (Willis Towers Watson), as well as the terms of our NEOs’ employment agreements and an evaluation of the NEO’s role, contributions, and performance in achieving Company performance and long-term potential. The Committee also considers the value of previous equity awards and internal pay equity.
Subsequently, the Committee determines the NEOs’ compensation, ensuring that it is aligned with our executive compensation philosophy.
The Committee reviews and approves:

•
Objectives for each NEO

•
Variable pay target opportunities for incentive awards

•
Performance metrics for incentive awards

The Committee ensures that performance metrics are consistent with the financial, operational, and strategic goals set by the Board, the performance goals are sufficiently ambitious and that amounts paid (when target performance levels are achieved) are consistent with our executive compensation philosophy.

Role of the Independent Compensation Consultant
While the Committee has ultimate responsibility for compensation-related decisions, the committee has retained Willis Towers Watson as an independent consultant on executive compensation matters. Willis Towers Watson assists the Committee in its evaluation of the compensation provided to our CEO and other NEOs. Representatives from Willis Towers Watson generally attend Committee meetings and provide information, research and analysis pertaining to executive compensation and governance as requested by the Committee.
During fiscal year 2024, Willis Towers Watson was paid approximately $230,000 for the executive and director compensation consulting services it provided to the Committee. Other professional consulting services provided by Willis Towers Watson to the Company, which were requested by management, not approved by the Committee or the Board and not related to executive compensation, totaled approximately $3.3 million, consisting primarily of health & welfare, and retirement services. The Committee has considered the independence of Willis Towers Watson, consistent with the requirements of the Nasdaq, and taking into account other relevant factors, has determined that Willis Towers

Frontier Communications	38	2025 Proxy Statement

Executive Compensation

Watson is independent. Further, pursuant to SEC rules, the Committee conducted a conflict of interest assessment and determined there is no conflict of interest resulting from retaining Willis Towers Watson. The Committee will reassess the independence of Willis Towers Watson at least annually.
Role of the Executive Compensation Peer Group
The Committee uses market data as a key input in determining executive officer compensation and maintains an executive compensation peer group for the use of benchmarking competitive compensation levels and market practices, to help ensure we provide our NEOs with fair and market-competitive compensation, and to support retention of our key leaders. The committee uses the market data with the CEO’s evaluation of performance and compensation recommendations for the other executive officers and then applies its judgment to set executive officer target compensation. While the committee considers peer group compensation information when setting executive compensation, it believes that compensation decisions are multi-dimensional and require consideration of other factors, including market competition for the position and the unique experience, qualities and potential that an executive brings to the Company. We selected companies:
•	Similar in size and complexity to Frontier, based primarily on revenue, but including other relevant financial metrics (e.g., EBITDA, enterprise value, market capitalization)
•	In the telecom industry, including communication services and information technology
•	In competition with Frontier for executive talent
Our peer group is regularly reviewed by the Committee with consideration given to our strategy and the advice of our independent compensation consultant. The Compensation Committee reviewed the peer group in November 2024 and reaffirmed the Company’s peer group. The current peer group is shown below:

Executive Compensation Peer Group
Altice USA, Inc. Amphenol Corporation CommScope Holding Company, Inc. Juniper Networks, Inc. Liberty Latin America LTD	Lumen Technologies, Inc. Motorola Solutions, Inc. News Corporation Qorvo, Inc. Rogers Communications, Inc.	Sirius XM Holdings, Inc. Telephone and Data Systems, Inc. TELUS Corporation Thomson Reuters Corporation United States Cellular Corporation

2024 EXECUTIVE COMPENSATION PROGRAM
Base Salary
Base salaries are intended to attract and compensate high-performing and experienced leaders and are determined based on performance, scope of responsibility and years of experience, with reference made to relevant competitive market data. Base salaries for executive officers are reviewed on an annual basis, upon promotion or other change in responsibilities. In March of 2024, Mr. Beasley received an increase in his base salary, and related target Annual Incentive. In May of 2024, following a holistic review of how our executive officers’ compensation levels compare to market, Mr. Nielsen’s base salary, and related target Annual Incentive, were reduced to align his compensation levels with the compensation levels of the other Company executives. No changes were made to base salaries for the other NEOs during 2024.

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Executive Compensation

The following table sets forth the base salaries for each of our NEOs at the end of 2024:

Base Salary as of December 31, 2024
Nick Jeffery	$1,300,000
Scott Beasley	$750,000
John Stratton	$1,000,000
Veronica Bloodworth	$715,000
Mark Nielsen	$650,000

Annual Incentive Plan
The Annual Incentive Plan encourages a focus on Company performance and achievement of specific short-term financial and strategic goals. The annual performance goals for the 2024 Annual Incentive Plan were based on the four metrics - Adjusted EBITDA, Revenue, Fiber Locations Constructed and Net Fiber Broadband Adds - each weighted as shown below.
In February 2025, the Committee reviewed, measured, and approved Frontier’s 2024 performance against each of these annual targets.

($ in millions) Performance Factor	Weighting	2024 Performance Goals			2024 Actual	Weighted Payout
		Threshold	Target	Maximum
Adjusted EBITDA* (performance payout)	45%	$2,000 50%	$2,200 100%	$2,400 200%	$2,251 125.3%	56.4%
Revenue (performance payout)	20%	$5,500 50%	$5,800 100%	$6,100 200%	$5,937 145.7%	29.1%
Fiber Locations Constructed (performance payout)	17.5%	1,100,000 50%	1,300,000 100%	1,500,000 200%	1,331,322 115.7%	20.2%
Net Fiber Broadband Adds (performance payout)	17.5%	320,000 50%	400,000 100%	480,000 200%	384,720 90.5%	15.8%
Weighted Average Payout						121.6%

*
Adjusted EBITDA is a non-GAAP financial measure. We use non-GAAP financial measures and other performance metrics to manage our business, set operational goals and, in certain cases, as a basis for determining compensation. See the “Reconciliation of Non-GAAP Financial Measures” in Annex A at the end of this Proxy Statement for additional discussion of Adjusted EBITDA and a reconciliation to the most directly comparable GAAP measure.

The NEOs earned the following payouts under the Annual Incentive Plan for 2024 performance:

Name	Annual Bonus Target (% of Base Salary)	Annual Bonus Target ($)*	2024 Actual Payout
Nick Jeffery	200%	$2,600,000	$3,161,600
Scott Beasley	100%	$750,000	$912,000
John Stratton	200%	$2,000,000	$2,432,000
Veronica Bloodworth	100%	$715,000	$869,440
Mark Nielsen	100%	$733,333	$891,733

*	Mr. Beasley’s Annual Bonus Target for 2024 was 100% of his new salary effective 3/1/2024. Mr. Nielsen’s Annual Bonus Target was 100% of his actual 2024 salary.

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Executive Compensation

2024 Equity Awards
Consistent with prior years, as part of the Compensation Committee’s process for establishing the annual long-term incentive program, the Committee established an annual target value for each NEO’s LTI award. This target award was developed for each NEO based on a number of factors, including a review of peer market data and overall annual total target compensation levels for each NEO.
Establishing a target award level is intended to help align our NEOs’ overall pay with market levels as measured against our peers and to ensure that overall annual total target direct compensation levels include an appropriate pay mix between base salary, target annual bonus and target LTI.
In 2024, the Committee reviewed each NEO’s annual target LTI value and overall annual total target compensation levels in order to ensure that each NEO’s compensation levels were designed to maximize retention and incentive levels, and to ensure that such levels appropriately reflected the NEOs’ individual performance contributions to the Company in connection with the ongoing turnaround effort and in connection with the strategic review process undertaken during 2024.
The design of the annual LTI awards granted under the 2021 MIP during 2024 was as follows:
•	PSUs (67%): Subject to a 3-year overall performance period (2024-2026), with “threshold” (50% payout), “target” (100% payout), and “maximum” (200% payout)
•	RSUs (33%): Time vest in equal one-third installments over a three-year period
The target value for each NEO’s annual 2024 LTI award is shown in the table below:

Name	Target Annual PSU Award	Target Annual RSU Award	Total 2024 Equity Award
Nick Jeffery	$6,733,333	$3,366,667	$10,100,000
Scott Beasley	$1,866,667	$933,333	$2,800,000
John Stratton	$4,000,000	$2,000,000	$6,000,000
Veronica Bloodworth	$1,333,333	$666,667	$2,000,000
Mark Nielsen	$1,166,667	$583,333	$1,750,000

Under the Company’s 2021 Management Incentive Plan (the “2021 MIP”), approved by the bankruptcy court upon Emergence, the Company was authorized to grant up to 15.6 million shares of Frontier stock in order to recruit new management and provide competitive equity-based compensation. At our Annual Meeting on May 15, 2024, our shareholders approved the Frontier Communications Parent, Inc 2024 Management Incentive Plan (“2024 MIP”). Under the 2024 MIP, 8.8 million new shares, plus the number of shares remaining available for issuance under the 2021 MIP on the date the 2024 MIP was approved, plus any awards previously granted under the 2021 MIP that are cancelled or forfeited, are available for issuance.

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Performance Share Units
PSUs help to ensure our executives’ pay is directly linked to the achievement of strong, sustained long-term operating performance. In 2024 the NEOs were granted the following number of PSUs under the 2021 MIP.

Name	Threshold	Target Award	Maximum Award
Nick Jeffery	144,555	289,109	578,218
Scott Beasley	40,075	80,149	160,298
John Stratton	85,874	171,748	343,496
Veronica Bloodworth	28,625	57,250	114,500
Mark Nielsen	25,047	50,094	100,188

These grants will vest at the end of the 2024-2026 performance period and will be earned based on the factors described below, with performance assessed over three years.

Performance Factor	Description
Adjusted Fiber EBITDA 33.3% weight
Fiber Revenue less corresponding Fiber Operating Expenses, adjusted to exclude certain pension/OPEB expenses, severance, restructuring costs and other charges, stock-based compensation, and certain other non-recurring items, in each case as approved by the Compensation Committee, and any other adjustments the Compensation and Human Capital Committee deems appropriate. Adjusted Fiber EBITDA is a non-GAAP measure

Fiber Revenue 33.3% weight	Fiber Revenue
Relative TSR 33.3% weight:
Payout based on Frontier’s stock performance versus that of the S&P Mid-Cap 400. Measured from January 1, 2024 – December 31, 2026, based on the 20-day Volume Weighted Average Price (VWAP) for both the beginning and ending price.

Performance is calculated on each metric independently; PSUs can be earned even if performance on one or more metrics is below threshold. At the threshold performance level, the payout would be 50% of the target award; at the target performance level, the payout would be 100% of the target award; and at the maximum performance level, the payout would be 200% of the target award.
The payout of the 2024-2026 PSUs will be determined after the performance period ends on December 31, 2026, and is expected to be paid in March 2027, subject to the treatment of outstanding PSUs upon an earlier closing of the merger with Verizon as described in the Merger Agreement.
Restricted Stock Units
The Restricted Stock Unit portion of our long-term incentive is also directly linked to our share price. If our share price decreases, so does the value of the NEO’s compensation. RSUs also help us maintain competitive compensation levels in the market and retain high-performing employees through multi-year vesting requirements. The 2024 RSU grants vest in equal installments over three years: one-third in each of March 2025, 2026, and 2027, subject to continued employment on each applicable vesting date.

Name	Restricted Stock Unit Award
Nick Jeffery	144,555
Scott Beasley	40,075
John Stratton	85,874
Veronica Bloodworth	28,625
Mark Nielsen	25,047

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Payment of 2022 – 2024 Performance Share Units
In February 2025, the Committee reviewed and approved the results for the 2022 – 2024 PSU program as shown below. Based on our three-year results and weighted performance, the overall performance percentage achieved for the 2022 – 2024 PSUs, prior to applying the TSR modifier, was 130.4% of target. Mr. Jeffery is the only NEO participating in the 2022-2024 performance share program.

2022-2024 PSU Metrics ($ in millions)	Threshold (50%)	Target (100%)	Maximum (200%)	Company Results	Weighted Performance Payout
2022 Adjusted Fiber EBITDA* ($M)	$956	$1,125	$1,294	$1,167
2023 Adjusted Fiber EBITDA* ($M)	$1,020	$1,200	$1,380	$1,329
2024 Adjusted Fiber EBITDA* ($M)	$1,080	$1,270	$1,461	$1,574
Adjusted Fiber EBITDA* (Weight 33.3%)	$3,056	$3,595	$4,135	$4,070	62.7%

2022 Fiber Locations Constructed	850,000	1,000,000	1,150,000	1,225,000
2023 Fiber Locations Constructed	1,400,000	1,600,000	1,800,000	1,320,025
2024 Fiber Locations Constructed	900,000	1,200,000	1,500,000	1,331,332
Fiber Locations Constructed (33.3%)	3,150,000	3,800,000	4,450,000	3,876,347	37.2%

2022 Fiber Penetration 12 Month	14%	18%	22%	17.7%
2023 Fiber Penetration 12 Month	14%	18%	22%	17.7%
2024 Fiber Penetration 12 Month	14%	18%	22%	11.9%
Fiber Penetration 12 Month (16.7%)	42%	54%	66%	47.3%	12.0%

2022 Fiber Penetration 24 Month	20%	26%	30%	30.7%
2023 Fiber Penetration 24 Month	20%	26%	30%	24.7%
2024 Fiber Penetration 24 Month	20%	26%	30%	23.9%
Fiber Penetration 24 Month (16.7%)	60%	78%	90%	79.3%	18.5%
Total Payout Percent Before TSR Modifier					130.4%

*
Adjusted Fiber EBITDA is a non-GAAP financial measure. We use non-GAAP financial measures and other performance metrics to manage our business, set operational goals and, in certain cases, as a basis for determining compensation. See the “Reconciliation of Non-GAAP Financial Measures” in Annex A at the end of this Proxy Statement for additional discussion of Adjusted EBITDA and a reconciliation to the most directly comparable GAAP measure.

Our total shareholder return (TSR) relative to the other entities in the S&P 400 Mid Cap Index was measured and resulted in a TSR Modifier of 102.5% based on our relative TSR performance of 56.3% and the following table.

Relative Company TSR Versus the S&P 400 Mid-Cap Index	TSR Adjustment to the Award Percentage (interpolate between points)
Performance ≥ 90%	120%
At 75% Performance	110%
At 50% Performance	100%
At 25% Performance	80%
Performance < 25%	80%

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Applying the TSR Modifier to the 130.4% initial payout percentage resulted in a final payout percentage of 133.7% (as a percentage of the target level). The following table shows the final payout for Mr. Jeffery as the only NEO participating in the 2022-2024 performance share program.

Name	Grant Target Value	Target Shares Granted (#)	Final Payout Percentage	Final PSU Award (#)	Value of PSU at Payment*
Nick Jeffery	$4,333,354	166,860	133.7%	223,092	$7,818,238

*
As discussed below, the target number of shares was issued to Mr. Jeffery on December 19, 2024, based on a closing price of $34.75. The difference between the actual award and the target award was issued on February 28, 2025, based on a closing price of $35.92.

Other Compensation Actions
2025 Compensation
Consistent with past practices, the Committee, in consultation with the Committee’s advisors, approved 2025 salaries, target annual incentives and the 2025 long-term incentive awards for the NEOs at its February and March 2025 meetings.
2025-2027 Performance Share Units
The Committee, taking into account stockholder feedback, the pending merger with Verizon and in consultation with the Committee’s outside advisors, adopted a new set of metrics for the 2025-2027 Performance Share Unit (PSU) program. Unlike the 2024-2026 PSU program, the 2025-2027 PSU program does not include a relative shareholder return metric and the weighting of the two operating metrics “Adjusted Fiber EBITDA” and “Fiber Revenue” has been increased from 33.3% to 50%, as shown in the table below. These operating metrics continue our focus on generating revenue from our fiber passings, and the elimination of the relative TSR metric reflects the fact that the executive officers’ performance will not substantially impact our stock price given the pending merger with Verizon.

2024-2026 PSU Goals
Metric	Weighting
Adjusted Fiber EBITDA	33.3%
Fiber Revenue	33.3%
Relative TSR S&P Mid-Cap 400	33.3%

2025-2027 PSU Goals
Metric	Weighting
Adjusted Fiber EBITDA	50.0%
Fiber Revenue	50.0%

Compensation Actions Related to the Pending Verizon Transaction
In connection with the pending merger with Verizon, our NEOs may become entitled to payments and benefits that may be treated as “excess parachute payments” within the meaning of Sections 280G and 4999 of the Internal Revenue Code of 1986, as amended (the “
Tax Provisions
”). To mitigate the potential impact of the Tax Provisions on the Company and our NEOs (other than Mr. Stratton), on December 19, 2024, as permitted by the terms of the Merger Agreement, the Committee approved the acceleration into December 2024 of the vesting and payments of target annual cash incentive bonuses, time-based restricted stock units (“
RSUs
”) and target performance-based restricted stock units (“
PSUs
”) that would otherwise have been payable to these NEOs in the ordinary course in the first quarter of fiscal year 2025. These actions are intended to benefit the Company by preserving compensation-related corporate income tax deductions for the Company that otherwise might be disallowed by the Tax Provisions and to mitigate or eliminate the amount of excise tax that may be payable by the NEOs pursuant to the Tax Provisions.
The Committee approved the following specific actions with respect to the NEOs (other than Mr. Stratton):
•
Payment in December 2024 of the target Annual Incentive awards for the 2024 fiscal year that would otherwise have been payable in the first quarter of 2025. During the meeting, management reviewed the forecast payout which was projected to be above target. In the event the actual performance was below target, the Company

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Executive Compensation

would have been entitled to recoup any amounts paid above the actual level of performance achieved. In February 2025, the Committee determined that actual performance exceeded target, and the amount of 2024 Annual Incentive awards earned in excess of target were paid on March 11, 2025.
•	Acceleration of the vesting and settlement into December 2024 of RSUs that otherwise would have vested and been settled in the first quarter of 2025.
•
For Mr. Jeffery, acceleration of the vesting and settlement into December 2024 of the target 2022-2024 PSUs that would have otherwise vested and been settled in the first quarter of 2025. During the meeting, management reviewed the forecast payout which was projected to be above target. In the event the actual performance was below target, the Company would have been entitled to recoup any shares of common stock issued above the actual level of performance achieved. In February 2025, the Committee determined that actual performance exceeded target, and the shares earned above target were issued on February 28, 2025.

•	For Mr. Jeffery, the Committee also approved converting his 2023-2025 PSUs into performance-based restricted stock subject to identical performance and service vesting conditions.
Specifically, the Compensation Committee approved for these NEOs the following accelerated vesting and payments:

Name	2024 Target Annual Incentive	2022-2024 Target PSU	Value of 2022-2024 Target PSU*	2022 RSU	2023 RSU	2024 RSU	Value of RSUs*
Nick Jeffery	$2,600,000	166,860	$5,798,385	27,810	83,519	48,185	$5,543,112
Scott Beasley	$750,000				16,498	13,358	$1,037,496
Veronica Bloodworth	$715,000				16,498	9,542	$904,890
Mark Nielsen	$733,333				7,218	8,349	$540,953

*	The value of the shares issued to the NEOs on December 19, 2024, was based on a closing price of $34.75.
All provisions and vesting conditions for the remaining grants remain unchanged.
Benefits
We provide benefits to our NEOs on the same basis as all of our non-union, full-time employees. These benefits consist of medical, dental and vision insurance, basic life and disability insurance and matching contributions to our 401(k) plan for employees who participate in the plan. Mr. Jeffery is entitled to receive certain benefits as part of his relocation package.
Other Matters
Stock Ownership Guidelines
To further align our executives’ interests with those of our stockholders, the Committee established robust stock ownership guidelines for the CEO and the other executive officers. The CEO is expected to own shares of Frontier stock having a minimum value of 6x base salary, and our other executive officers are expected to own shares of Frontier stock having a minimum value of 3x base salary. Our NEOs are expected to meet their respective minimum ownership guideline within five years.
Hedging and Pledging Prohibition
We prohibit all directors and executive officers from engaging in hedging transactions, including options (such as puts or calls) or other financial instruments (such as forward contracts, equity swaps, collars, or exchange funds) that are designed to hedge or offset any decrease in the market value of our securities. We also prohibit all directors and executive officers from pledging Company securities, unless specifically pre-approved by the Company’s Chief Legal Officer.

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Executive Compensation

Employment Agreements, Termination of Employment and Change-in-Control Arrangements
To attract talented executives, support retention objectives and ensure that executives perform their work with objectivity, we provide certain post-employment severance benefits to our NEOs. The terms of each NEO’s severance benefits are set forth in his or her employment agreement with the Company. The terms of each NEO’s severance arrangement are described under the heading “Employment Agreements” below and are quantified under the heading “Potential Payments upon Termination of Employment or Change-in-Control” below. None of the employment agreements provide for single-trigger cash severance payments upon a change of control.
The RSU and PSU award agreements applicable to the grants made in 2022, 2023 and 2024 provide that if an executive officer’s employment is terminated by the Company “without cause” or the executive resigns for “good reason”, the NEO’s (other than Mr. Stratton’s) time-based RSUs will vest in the number of shares that would have otherwise vested over the next 12 months, and the PSUs will remain outstanding and will be eligible to vest based on performance measured at the end of the performance period, pro-rated for time served during the total performance period. Mr. Stratton’s employment agreement provides that his time-based RSUs will fully vest in the event his employment is terminated “without cause” or he resigns for “good reason”, and his outstanding PSUs will fully vest at target. In the event of a change of control, the 2021 MIP and the award agreements provide that unvested awards will only become vested if the buyer does not provide “replacement awards” as determined under the 2021 MIP. PSUs that are assumed or replaced by a buyer would be converted into time-based awards based on the greater of actual or target level performance measured through the change-in-control. If any unvested awards are replaced and assumed by the buyer, unvested awards would become immediately vested if the executive officer is involuntarily terminated by the buyer within 24 months following the change of control.
Clawback Policy
In September 2023, the Committee adopted a clawback policy which provides that in the event the Company is required to restate its financial statements due to the Company’s material non-compliance with applicable financial reporting requirements, the covered executives will be required to repay or forfeit any excess incentive compensation received by the covered executive during the three-year period prior to the date of the restatement. Incentive compensation includes any equity or cash award that vests or is earned based on financial reporting measures.
The clawback policy applies to all of our Section 16 officers and the other members of our Executive Committee. This policy is intended to comply with the SEC and NASDAQ clawback rules.
Equity Grant Policies and Practices
The Committee approves and grants annual long-term incentive awards at approximately the same time every year, during the first quarter of the fiscal year. The Committee approves the target grant date dollar values of the awards. These values are converted into a number of RSUs and target PSUs based on the 20-day Volume Weighted Average Price to help ensure that the number of awards being issued is not improperly impacted by stock price fluctuation. Our long-term incentive compensation program does not currently include regular stock option grants and only consists of “full value” awards such as RSUs and PSUs, which do not have an exercise or other “floor” price. Outside of the annual grant cycle, we may make RSU or PSU awards in connection with a new hire package or for retention purposes. Awards for other eligible employees are based on market by level.
Equity awards are not granted in anticipation of the release of material non-public information, and the release of material non-public information is not timed on the basis of equity grant dates.
Tax Implications—Deductibility of Executive Compensation
Under Section 162(m) of the Internal Revenue Code (Section 162(m)), compensation paid to our covered executive officers in excess of $1 million will generally not be deductible. The exemption from 162(m)’s deduction limit for performance-based compensation was repealed for tax years beginning after December 31, 2017. While the Committee considers tax and accounting implications as factors when considering executive compensation, they are not the only factors considered. Other important considerations may outweigh tax or accounting considerations.

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Compensation Committee Report
The Compensation and Human Capital Committee has reviewed and discussed with management the Compensation Discussion and Analysis contained in this Proxy Statement. Based on the Compensation Committee’s review of and the discussions with management with respect to the Compensation Discussion and Analysis, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement.
The foregoing report is provided by the following directors, who constitute the Compensation and Human Capital Committee:
Submitted by:
Pamela L. Coe (Chair)
Kevin L. Beebe
Lisa V. Chang
Maryann Turcke

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Executive Compensation Tables
Summary Compensation Table
The following table sets forth the compensation awarded to, earned by, or paid to our 2024 named executive officers, for each of the fiscal years ending December 31, 2022, 2023 and 2024.

Name and Principal Position	Year	Salary	Bonus(1)	Stock Awards(2)	Non-Equity Incentive Plan Compensation(3)	All Other Compensation(4)	Total
Nicholas S. Jeffery President & CEO	2024	$1,300,000	$0	$7,905,651	$3,161,600	$24,279	$12,391,530
	2023	$1,300,000	$0	$20,786,986	$2,990,000	$13,038	$25,090,024
	2022	$1,300,000	$0	$10,743,624	$2,678,000	$14,669	$14,736,293
Scott Beasley EVP, Chief Financial Officer	2024	$733,333	$0	$2,015,482	$912,000	$10,350	$3,671,165
	2023	$650,000	$0	$3,579,829	$747,500	$9,900	$4,987,229
	2022	$650,000	$1,500,000	$2,834,310	$669,500	$9,150	$5,662,960
John G. Stratton Executive Chairman	2024	$1,000,000	$0	$3,996,851	$2,432,000	$10,350	$7,439,201
	2023	$1,000,000	$0	$0	$2,300,000	$9,900	$3,309,900
	2022	$1,000,000	$0	$31,454,234	$2,060,000	$9,250	$34,523,484
Veronica Bloodworth EVP, Chief Network Officer	2024	$715,000	$0	$1,462,053	$869,440	$9,664	$3,056,157
	2023	$715,000	$0	$3,579,829	$822,250	$10,000	$5,127,079
	2022	$650,000	$0	$2,834,310	$669,500	$9,150	$4,162,960
Mark D. Nielsen EVP, Chief Legal & Regulatory Officer	2024	$733,333	$0	$1,237,230	$891,733	$21,233	$2,883,529
	2023	$900,000	$0	$1,566,210	$1,035,000	$7,875	$3,509,085
	2022	$900,000	$0	$2,480,041	$927,000	$7,250	$4,314,291

(1)	Amount in the Bonus column for 2022 represents the second portion of a sign-on cash award for Mr. Beasley
(2)	Equity awards have been granted under the 2021 Management Incentive Plan (2021 MIP).
•
With respect to the PSU portion of the 2021 Emergence Grant, only the portion of the PSUs that relate to achievement of the Expansion Fiber Penetration metric were reflected for 2021, given that the goals relating to such metric for the entire 3-year performance period were established during 2021. The goals relating to the Adjusted Fiber EBITDA and Fiber Locations Constructed metrics for the 2022 and 2023 performance years were set in 2022 and, in accordance with FASB ASC 718, the grant date for the portion of the PSUs applicable to those metrics was established during 2022, and the grant date value for such portion is included for 2022.

•
With respect to Mr. Jeffery’s PSU award approved by the Committee during 2022 with a performance period of 2022-2024, only the portion of the PSUs that relate to achievement of the Expansion Fiber Penetration metric are reflected for 2022, given that the goals relating to such metric for the entire 3-year performance period were established during 2022. The goals relating to the Adjusted Fiber EBITDA and Fiber Locations Constructed metrics for the 2024 performance year were set in 2023 and, in accordance with FASB ASC 718, the grant date for the portion of the PSUs applicable to those metrics was established during 2023, and the grant date value for such portion is included for 2023.

•
With respect to the 2023 PSU awards approved by the Committee during 2023 with a performance period of 2023-2025, all of the performance goals were set in 2023 and as such the full value of the awards at the grant date are reflected in 2023.

•
With respect to the 2024 PSU awards approved by the Committee during 2024 with a performance period of 2024-2026, only the portion of the PSUs that relate to achievement of the Relative TSR metric are reflected for 2024, given that the goals relating to such metric for the entire 3-year performance period were established during 2024. The goals relating to the Adjusted Fiber EBITDA and Fiber Revenue metrics for the 2025 and 2026 performance years have been set in 2025 and, in accordance with FASB ASC 718, the grant date for the portion of the PSUs applicable to those metrics will be established during 2025, and the grant date value for such portion will be included for 2025.

•
As discussed in the section of the CD&A entitled “Other Compensation Actions”, in December 2024, the Committee accelerated the vesting of certain equity grants that would otherwise be paid in the first quarter of 2025. As a result, the incremental accounting expense reflecting the acceleration of the payment in accordance with FASB ASC 718 is shown in this column in 2024.

•
The grant date values of the portions of the PSUs reflected in the table above were computed in accordance with FASB ASC 718 based on the probable outcome of the applicable performance goals as of the applicable grant date, which was equal to the “target” value. Frontier uses Monte Carlo simulations to value the total stockholder return modifier applicable to the PSUs. Assuming the highest level of performance on the PSUs for which an accounting grant date was established during 2024 will be achieved, the value of the PSUs included for 2024 would be as follows: Mr. Jeffery - $6,427,879; Mr. Beasley - $1,781,957; Mr. Stratton - $3,818,508; Ms. Bloodworth - $1,272,836; and, Mr. Nielsen - $1,113,757. For a discussion of valuation assumptions relating to stock-based awards, see Note 15 to the Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2024. For additional details regarding the stock awards approved by the Committee during 2024, see the Compensation Discussion and Analysis.

(3)	The amounts shown in this column represent cash awards earned under our annual incentive plan for the applicable year.
(4)
All Other Compensation for Mr. Jeffery in 2024 consists of $13,314 in tax preparation expenses and $10,965 in legal fees related to the upcoming merger. This amount for Mr. Nielsen includes $13,358 for legal services as well as matching contributions under the Company’s 401(k) plan. For all other NEOs, All Other Compensation consists primarily of matching payments under the Company’s 401(k) plan.

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Grants of Plan-Based Awards
The following table sets forth information with respect to awards granted to each of our NEOs during 2024.

Name	Grant Date	Original Approval Date	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payouts Under Equity Incentive Plan Awards (2)			All Other Stock Awards: Number of Shares of Stock or Units (#) (3)	Grant Date Fair Value of Stock Awards ($) (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold	Target	Maximum
Nicholas S. Jeffery
Annual Cash Incentive			$1,300,000	$2,600,000	$5,200,000
Restricted Stock Unit	3/13/24	3/13/24							144,555	$3,514,132
Performance Stock Unit	3/13/24	3/13/24				48,185	96,370	192,740		$3,213,940
Restricted Stock Unit(5)	12/19/24									$656,291
Performance Stock Unit(5)	12/19/24									$521,288
Scott Beasley
Annual Cash Incentive			$375,000	$750,000	$1,500,000
Restricted Stock Unit	3/13/24	3/13/24							40,075	$974,223
Performance Stock Unit	3/13/24	3/13/24				13,358	26,716	53,432		$890,979
Restricted Stock Unit(5)	12/19/24									$150,280
John G. Stratton
Annual Cash Incentive			$1,000,000	$2,000,000	$4,000,000
Restricted Stock Unit	3/13/24	3/13/24							85,874	$2,087,597
Performance Stock Unit	3/13/24	3/13/24				28,625	57,249	114,498		$1,909,254
Veronica Bloodworth
Annual Cash Incentive			$357,500	$715,000	$1,430,000
Restricted Stock Unit	3/13/24	3/13/24							28,625	$695,874
Performance Stock Unit	3/13/24	3/13/24				9,542	19,083	38,166		$636,418
Restricted Stock Unit(5)	12/19/24									$129,761
Mark D. Nielsen
Annual Cash Incentive			$366,667	$733,333	$1,466,667
Restricted Stock Unit	3/13/24	3/13/24							25,047	$608,893
Performance Stock Unit	3/13/24	3/13/24				8,349	16,698	33,396		$556,878
Restricted Stock Unit(5)	12/19/24									$71,459

(1)
Reflects the target payout amounts for annual incentive plan awards established during 2024 as approved by the Committee. See the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table for Fiscal Year 2024 for the non-equity incentive plan awards actually earned by the NEOs under the AIP for 2024.

(2)
Reflects the number of shares of common stock that may be earned upon vesting of the PSU awards for which an accounting grant date was established during 2024, assuming the achievement of threshold, target and maximum performance levels (which were 50%, 100% and 200% of the target awards). For all of the NEOs, reflects the 2024 PSU awards approved by the Committee during 2024 with a performance period of 2024-2026.

(3)	Reflects awards of restricted stock units, which vest in 1/3rd installments on each of the first three anniversaries of the grant date.
(4)	See footnote (2) to the Summary Compensation Table for Fiscal Year 2024 for additional information regarding the determination of the grant date fair value of PSUs.
(5)
As discussed in the section of the CD&A entitled “Other Compensation Actions”, in December 2024, the Committee accelerated the vesting of certain equity grants that would otherwise be paid in the first quarter of 2025. As a result, the incremental accounting expense reflecting the acceleration of the payment in accordance with FASB ASC 718 is shown in these rows.

Frontier Communications	49	2025 Proxy Statement

Outstanding Equity Awards at Fiscal Year-End
The following table sets forth information regarding outstanding equity awards held by each of the NEOs at December 31, 2024.

Name	Date of Grant	Number of Shares of Stock or Units That Have Not Vested(1)	Market Value of Shares of Stock That Have Not Vested	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Yet Vested(2)	Equity Incentive Plan Awards: Market Value of Unearned Shares That Have Not Vested(3)
Nicholas S. Jeffery	3/10/2022	—	—	See note (2)	See note (2)
	3/13/2023	83,519	$2,898,109	501,114	$17,388,656
	3/13/2024	96,370	$3,344,039	289,109	$10,032,082
Scott Beasley	3/13/2023	16,497	$572,446	98,986	$3,434,814
	3/13/2024	26,717	$927,080	80,149	$2,781,170
John G. Stratton	3/13/2024	85,874	$2,979,828	171,748	$5,959,656
Veronica Bloodworth	3/13/2023	16,497	$572,446	98,986	$3,434,814
	3/13/2024	19,083	$662,180	57,250	$1,986,575
Mark D. Nielsen	5/9/2023	7,218	$250,465	43,307	$1,502,753
	3/13/2024	16,698	$579,421	50,094	$1,738,262

(1)
The amounts shown in this column represent RSUs held by the named executive officers as of December 31, 2024. The RSUs granted on March 13, 2024, were originally scheduled to vest in equal installments on March 13, 2025, 2026 and 2027. The portion of the 2024 grant originally schedule to vest on March 13, 2025 was vested and issued on December 19, 2024.

(2)
The amounts shown in this column represent the target number of PSUs that may be earned by the NEOs. The 2022 grant for Mr. Jeffery was vested and issued at target (166,860 shares) on December 19, 2024, and the amount earned over target (56,232 shares) was issued to him on February 28, 2025.

(3)	The market value of RSUs and PSUs reflected in the table is based upon the closing price of the common stock on December 31, 2024, which was $34.70 per share.
Stock Vested
The NEOs acquired the following number of shares upon the vesting of restricted stock units and performance shares in 2024.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Nicholas S. Jeffery	994,778	$27,274,080
Scott Beasley	269,184	$6,798,435
John G. Stratton	2,472,890	$59,482,018
Veronica Bloodworth	275,130	$6,917,883
Mark D. Nielsen	217,762	$5,406,329

Frontier Communications	50	2025 Proxy Statement

EMPLOYMENT ARRANGEMENTS
We are party to employment agreements with our NEOs. Each NEO receives a base salary and is entitled to participate in our annual and long-term incentive plans.
POTENTIAL PAYMENTS UPON TERMINATION OF EMPLOYMENT OR CHANGE-IN-CONTROL
The following summarizes potential payment treatments that would be made to each of our NEOs, as applicable, upon a termination of employment “without cause” or for “good reason” as of December 31, 2024, including following a change-in-control. None of our arrangements provide for single-trigger severance benefits upon a change-in-control. Pursuant to the terms of the equity award agreements, if a “replacement award” is provided by the acquiror in connection with a change-in-control, then outstanding equity awards will not automatically accelerate and will instead be continued in accordance with the terms of the applicable award agreements. If no “replacement award” is provided, then vesting of outstanding equity awards will accelerate upon the applicable change-in-control (“CIC”). The charts below assume that, in connection with a change-in-control, no replacement award is provided.

	N. Jeffery	S. Beasley	J. Stratton	V. Bloodworth	M. Nielsen
Termination without Cause or Resignation for Good Reason (no CIC)
Base Salary	2 Times	1 Times	2 Times	1 Times	1 Times
Target Bonus	2 Times	N/A	2 Times	N/A	N/A
Prorated Current Bonus	Yes	Yes	Yes	Yes	Yes
Restricted Share Units	Next Vesting	Next Vesting	Fully Vest	Next Vesting	Next Vesting
Performance Share Units	Pro-rata Vesting	Pro-rata Vesting	Fully Vest at Target	Pro-rata Vesting	Pro-rata Vesting
Other Benefits	18 mos. subsidized	12 mos. subsidized	18 mos. subsidized	12 mos. subsidized	12 mos. subsidized
Death or Disability
Prorated Current Bonus	Yes	Yes	Yes	Yes	Yes
Restricted Share Units	Next Vesting	Next Vesting	Fully Vest	Next Vesting	Next Vesting
Performance Share Units	Pro-rata Vesting	Pro-rata Vesting	Fully Vest at Target	Pro-rata Vesting	Pro-rata Vesting
Termination without Cause or Resignation for Good Reason (in connection with CIC)
Timing	Within 6 months prior or 24 months after CIC	Within 6 months prior or 24 months after CIC	Within 6 months prior or 24 months after CIC	Within 6 months prior or 24 months after CIC	Within 6 months prior or 24 months after CIC
Base Salary	2 Times	1.5 Times	2 Times	1.5 Times	1.5 Times
Target Bonus	2 Times	1.5 Times	2 Times	1.5 Times	1.5 Times
Prorated Current Bonus	Yes	Yes	Yes	Yes	Yes
Restricted Share Units	Fully Vest	Fully Vest	Fully Vest	Fully Vest	Fully Vest
Performance Share Units	Fully Vest at Target/Actual	Fully Vest at Target/Actual	Fully Vest at Target/Actual	Fully Vest at Target/Actual	Fully Vest at Target/Actual
Other Benefits	18 mos. subsidized	12 mos. subsidized	18 mos. subsidized	12 mos. subsidized	12 mos. subsidized

Frontier Communications	51	2025 Proxy Statement

The following tables summarize the potential payments that would be made under each NEO’s employment agreement upon a termination of employment as of December 31, 2024.

Type	N. Jeffery	S. Beasley	J. Stratton	V. Bloodworth	M. Nielsen
Termination without Cause or Resignation for Good Reason (no CIC)
Base Salary	$2,600,000	$750,000	$2,000,000	$715,000	$650,000
Target Bonus	$5,200,000	—	$4,000,000	—	—
Prorated Current Bonus	$2,600,000	$750,000	$2,000,000	$715,000	$733,333
Restricted Share Units	$4,570,129	$1,036,003	$2,979,828	$903,553	$540,175
Performance Share Units	$14,936,476	$3,216,933	$5,959,656	$2,952,068	$1,581,244
Other Benefits	$31,451	$20,876	$23,455	$19,398	—
Total	$29,938,056	$5,773,812	$16,962,939	$5,305,019	$3,504,753
Death or Disability
Prorated Current Bonus	$2,600,000	$750,000	$2,000,000	$715,000	$733,333
Restricted Share Units	$4,570,129	$1,036,003	$2,979,828	$903,553	$540,175
Performance Share Units	$14,936,476	$3,216,933	$5,959,656	$2,952,068	$1,581,244
Total	$22,106,605	$5,002,936	$10,939,484	$4,570,621	$2,854,753
Termination without Cause or Resignation for Good Reason (in connection with CIC)
Base Salary	$2,600,000	$1,125,000	$2,000,000	$1,072,500	$975,000
Target Bonus	$5,200,000	$1,125,000	$4,000,000	$1,072,500	$975,000
Prorated Current Bonus	$2,600,000	$750,000	$2,000,000	$715,000	$733,333
Restricted Share Units	$6,242,148	$1,499,526	$2,979,828	$1,234,626	$829,886
Performance Share Units	$27,420,738	$6,215,984	$5,959,656	$5,421,389	$3,241,015
Other Benefits	$31,451	$20,876	$23,455	$19,398	—
Total	$44,094,337	$10,736,386	$16,962,939	$9,535,413	$6,754,234

Frontier Communications	52	2025 Proxy Statement

CEO Pay Ratio
For 2024, the ratio of our annual total CEO compensation to the median annual total compensation of all our employees (other than the CEO) as described below, commonly referred to as the “CEO Pay Ratio”, was 121 to 1. We determined that the 2024 median annual total compensation of all our employees who were employed as of December 31, 2024, other than our CEO, was $102,807.
As of December 31, 2024, our total employee population consisted of approximately 13,000 employees. To identify the median employee, we used a Consistently Applied Compensation Measure (CACM) based on W-2 income. Our disclosed pay ratio is calculated in a manner consistent with S-K Item 402(u).
For purposes of this CEO Pay Ratio disclosure, CEO compensation was $12,391,530, which was reported in the Summary Compensation Table.
Relationship of Compensation Policies and Programs to Risk
In consultation with the Committee, management conducted an assessment of whether our compensation policies and practices encourage excessive or inappropriate risk taking by employees, including employees other than our NEOs. The assessment analyzed the risk characteristics of our business and the design and structure of our incentive plans and policies.
Management reported its findings to the Capital Committee, which agreed with management’s assessment that our plans and policies do not encourage excessive or inappropriate risk taking and determined such policies or practices are not reasonably likely to have a material adverse effect on our business.

A significant portion of our executive compensation program is performance-based, and the Committee has focused on aligning our compensation principles with the long-term interests of Frontier and avoiding awards or incentive structures that could create unnecessary risks.

Frontier Communications	53	2025 Proxy Statement

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance metrics of the Company. For further information concerning the Company’s pay-for-performance philosophy and how the Company aligns executive compensation with the Company’s performance, refer to “Executive Compensation – Compensation Discussion and Analysis.”

							Value of Initial Fixed $100 Investment Based on:
Year	Summary Compensation Table Total to PEO(1)	Compensation Actually Paid to PEO(2)	Summary Compensation Table Total for PEO 2(3)	Summary Compensation Table Total for PEO 2(4)	Average Summary Compensation Table Total for Non-PEO NEOs(5)	Average Compensation Actually Paid to Non- PEO NEOs(6)	Total Shareholder Return(7)	Peer Group Total Shareholder Return(8)	Net Income(9) (millions)	Adjusted EBTIDA(10) (millions)
(a)	(b)	(c)	(b 2)	(c 2)	(d)	(e)	(f)	(g)	(h)	(i)
2024	$12,391,530	$31,334,977	N/A	N/A	$4,262,513	$6,025,086	$128.76	$114.28	($322)	$2,251
2023	$25,090,024	$27,908,285	N/A	N/A	$4,339,424	$4,362,668	$94.03	$72.81	$29	$2,127
2022	$14,736,293	$16,066,421	N/A	N/A	$12,165,924	$14,199,003	$94.55	$80.41	$441	$2,080
2021	$17,209,584	$17,507,005	$3,997,819	$3,997,819	$13,628,775	$16,785,690	$109.42	$86.41	$4,955	$2,476
2020	N/A	N/A	$7,912,333	$7,912,333	$3,039,974	$3,039,974	N/A	N/A	($402)	$2,898

(1)
The dollar amounts reported in column (b) are the amounts of total compensation reported for Mr. Jeffery our Chief Executive Officer, or principal executive officer (PEO), for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to “Executive Compensation – Executive Compensation Tables – Summary Compensation Table.”

(2)
The dollar amounts reported in column (c) represent the amount of “compensation actually paid” to Mr. Jeffery, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned by or paid to Mr. Jeffery during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to Mr. Jeffery’s total compensation for each year to determine the compensation actually paid:

Year	Reported Summary Compensation Table Total for PEO	Reported Value of Equity Awards(a)	Equity Award With Adjustments(b)	Compensation Actually Paid to PEO
2024	$12,391,530	($7,905,651)	$26,849,098	$31,334,977
2023	$25,090,024	($20,786,986)	$23,605,247	$27,908,285
2022	$14,736,293	($10,743,624)	$12,073,752	$16,066,421
2021	$17,209,584	($9,628,428)	$9,925,849	$17,507,005

(a)	The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year.

Frontier Communications	54	2025 Proxy Statement

(b)
The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of one or more of the following, as specified in the chart(s) below: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same year, the fair value as of the vesting date; (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in prior years that are determined to fail to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year. The amounts deducted or added in calculating the equity award adjustments are as follows:

Year	Year End Fair Value of Equity Awards Granted in Year	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Equity Award With Adjustments
2024	$8,843,875	$14,717,809	$1,674,429	$1,612,985	$0	$0	$26,849,098
2023	$23,876,170	($187,534)	$0	($83,389)	$0	$0	$23,605,247
2022	$12,794,098	($417,729)	$0	($302,617)	$0	$0	$12,073,752
2021	$9,925,849	$0	$0	$0	$0	$0	$9,925,849

(3)
The dollar amounts reported in column (b 2) are the amounts of total compensation reported for Mr. Han (our former Chief Executive Officer) in the “Total” column of the Summary Compensation Table for 2021 and 2020.

(4)
The dollar amounts reported in column (c 2) represent the amount of “compensation actually paid” to Mr. Han. Since he did not receive any stock-based compensation or have a pension benefit, no adjustments were made to the reported compensation.

(5)
The dollar amounts reported in column (d) represent the average of the amounts reported for the Company’s NEOs as a group excluding Mr. Jeffery (for 2021, 2022 and 2023) and Mr. Han (for 2020 and 2021) in the “Total” column of the Summary Compensation Table in each applicable year. The other NEOs included for purposes of calculating the average amounts in each applicable year are as follows: (i) for 2024 Scott Beasley, John Stratton, Veronica Bloodworth, and Mark Nielsen, (ii) for 2023, Scott Beasley, Veronica Bloodworth, John Harrobin and Mark Nielsen (iii) for 2022, John Stratton, Scott Beasley, Mark Nielsen and Veronica Bloodworth; (iv) for 2021, John Stratton, Scott Beasley, Mark Nielsen, Veronica Bloodworth and Sheldon Bruha; and (v) for 2020, Sheldon Bruha, Mark Nielsen, Kenneth Arndt, Steve Gable, and John Maduri.

(6)
The dollar amounts reported in column (e) represent the average amount of “compensation actually paid” to the other NEOs identified in footnote (5) as a group, as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the other NEOs as a group during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the other NEOs as a group for each year to determine the compensation actually paid, using the same methodology described above in Note 2(b):

Year	Average Reported Summary Compensation Table Total for Non-PEO NEOs	Average Reported Value of Equity Awards(a)	Average Equity With Award Adjustments(b)	Average Compensation Actually Paid to Non-PEO NEOs
2024	$4,262,513	($2,177,904)	$3,940,477	$6,025,086
2023	$4,339,424	($2,763,193)	$2,786,437	$4,362,668
2022	$12,165,924	($9,900,724)	$11,933,803	$14,199,003
2021	$13,628,775	($10,931,161)	$14,088,076	$16,785,690
2020	$3,039,974	$0	$0	$3,039,974

(a)	The grant date fair value of equity awards represents the average of the amounts reported in the “Stock Awards” column in the Summary Compensation Table for the applicable year for the other NEOs.

Frontier Communications	55	2025 Proxy Statement

(b)	The amounts deducted or added in calculating the total average equity award adjustments are as follows:

Year	Average Year End Fair Value of Unvested Equity Awards Granted in the Year	Year over Year Average Change in Fair Value of Outstanding and Unvested Equity Awards	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Year over Year Average Change in Fair Value of Equity Awards Granted in Prior Years that Vested in the Year	Average Fair Value at the End of the Prior Year of Equity Awards that Failed to Meet Vesting Conditions in the Year	Average Value of Dividends or other Earnings Paid on Stock or Option Awards not Otherwise Reflected in Fair Value or Total Compensation	Total Average Equity Award Adjustments
2024	$2,995,603	$1,589,254	$271,476	($915,856)	$0	$0	$3,940,477
2023	$3,166,505	($97,611)	$0	($282,456)	$0	$0	$2,786,437
2022	$12,868,759	($605,348)	$0	($329,608)	$0	$0	$11,933,803
2021	$14,088,076	$0	$0	$0	$0	$0	$14,088,076
2020	$0	$0	$0	$0	$0	$0	$0

(7)
Cumulative TSR from May 4, 2021, the date our common stock was listed and began trading on the Nasdaq, is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period.

(8)
Represents the change in value assuming $100 was invested in the S&P 500 Telecom Services Index at the open of market on May 4, 2021, the date our common stock was listed and began trading on the Nasdaq, through each year-end.

(9)	The dollar amounts reported represent the amount of net income reflected in the Company’s audited financial statements for the applicable year.
(10)
The Company has determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. See the “Reconciliation of Non-GAAP Financial Measures” in Annex A

Financial Performance Measures
The metrics that the Company uses for both our long-term and short-term incentive awards are selected based on an objective of incentivizing our NEOs to increase the value of our enterprise for our shareholders. The most important financial performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to the Company’s performance are as follows:
•	Adjusted EBITDA
•	Adjusted Fiber EBITDA
•	Revenue
•	Fiber Revenue
•	Relative TSR (the Company’s TSR as compared to the S&P Mid-Cap 400 Index)
The Company also uses certain non-financial performance measures in our incentive compensation programs which we believe are important to realizing our strategic goals.
Adjusted EBITDA and Fiber Adjusted EBITDA are financial measures that are not calculated and presented in accordance with generally accepted accounting principles in the United States (i.e., a “Non-GAAP” measure). We use Non-GAAP financial measures, including Adjusted EBITDA and Fiber Adjusted EBITDA, and other performance metrics to manage our business, set operational goals and, in certain cases, as a basis for determining compensation. See the “Reconciliation of Non-GAAP Financial Measures” in Annex A for additional discussion of Adjusted EBITDA and Fiber Adjusted EBITDA and a reconciliation to the most directly comparable GAAP measure.

Frontier Communications	56	2025 Proxy Statement

Analysis of the Information Presented in the Pay versus Performance Table
As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” the Company’s executive compensation program reflects a pay-for-performance philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, all of those Company measures are not presented in the Pay versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance and therefore does not specifically align the Company’s performance measures with compensation that is actually paid (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, the Company is providing the following descriptions of the relationships between information presented in the Pay versus Performance table for the most recent fiscal year.
Compensation Actually Paid and Cumulative TSR
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Jeffery and the average amount of compensation actually paid to the Company’s other NEOs as a group is aligned with the Company’s cumulative TSR. The compensation actually paid aligns with the Company’s cumulative TSR over the period presented primarily because a significant portion of the compensation actually paid to Mr. Jeffery and to the other NEOs is comprised of equity awards. As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” the Company targets that over 60% of the value of total target direct compensation awarded to the CEO be comprised of equity awards, consisting of restricted stock units and performance share units.

Compensation Actually Paid vs. Company TSR
Compensation Actually Paid ($M)
Indexed Total Shareholder Return
$40
$35
$30
$25
$20
$15
$10
$5
$0
140
120
100
80
60
40
20
0
$7.9
$3.0
$17.5
$16.8
$16.1
$14.2
$27.9
$4.4
$31.3
$6.0
$109
$95
$94
$129
2020
2021
2022
2023
2024
CAP to PEO
Avg CAP to Other NEO's
Co TSR

Frontier Communications	57	2025 Proxy Statement

Compensation Actually Paid and Net Income
The following graph shows our Compensation actually paid versus Net Income. Our Net Income for 2021 reflects certain “fresh start” accounting adjustments in connection with our emergence from bankruptcy in 2021.

Compensation Actually Paid vs. Net Income
Compensation Actually Paid ($M)
Net Income ($M)
$40
$35
$30
$25
$20
$15
$10
$5
$0
$6,000
$5,125
$4,250
$3,375
$2,500
$1,625
$750
($125)
($1,000)
2020
2021
2022
2023
2024
$7.9
$3.0
($402)
$17.5
$16.8
$4,955
$16.1
$14.2
$441
$27.9
$4.4
$29
$31.3
$6.0
($322)
CAP to PEO
Avg CAP to Other NEO's
Net Income

Frontier Communications	58	2025 Proxy Statement

Compensation Actually Paid and Adjusted EBITDA
As demonstrated by the following graph, the amount of compensation actually paid to Mr. Jeffery and the average amount of compensation actually paid to the Company’s other NEOs as a group is generally aligned with the Company’s Adjusted EBITDA presented in the graph. While the Company uses several financial and non-financial performance measures for the purpose of evaluating performance for the Company’s compensation programs, the Company has determined that Adjusted EBITDA is the financial measure that represents the most important performance measure (that is not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. The Company utilizes Adjusted EBITDA when setting goals for the Company’s annual incentive awards as well as using Adjusted Fiber EBITDA for our long-term performance share unit awards. As described in more detail in the section “Executive Compensation – Compensation Discussion and Analysis,” approximately 45% of our annual incentive awards are based on Adjusted EBITDA and 33% of the performance share unit awards are based on Adjusted Fiber EBITDA which is a significant portion of our overall Adjusted EBITDA.

Compensation Actually Paid vs. Adjusted EBITDA
Compensation Actually Paid ($M)
Adjusted EBITDA ($M)
$40
$35
$30
$25
$20
$15
$10
$5
$0
$3,000
$2,500
$2,000
$1,500
$1,000
$500
0
$2,898
$2,476
$2,080
$2,127
$2,251
$7.9
$3.0
$17.5
$16.8
$16.1
$14.2
$27.9
$4.4
$31.3
$6.0
2020
2021
2022
2023
2024
CAP to PEO
Avg CAP to Other NEO's
Adjusted EBITDA

Frontier Communications	59	2025 Proxy Statement

Cumulative TSR of the Company and Cumulative TSR of the Peer Group
The following graph shows the Company’s cumulative TSR from May 4, 2021, the date our common stock was listed and began trading on the Nasdaq. This graph also shows the cumulative TSR of the peer group presented for this purpose, the S&P 500 Telecom Services Index. For more information regarding the Company’s performance and the companies that the Compensation Committee considers as part of its peer group when determining compensation, refer to “Executive Compensation – Compensation Discussion and Analysis.”

Company TSR vs. Peer Group TSR
140
120
100
80
60
40
20
0
May-21
Jun-21
July-21
Aug-21
Sep-21
Oct-21
Nov-21
Dec-21
Jan-22
Feb-22
Mar-22
Apr-22
May-22
Jun-22
July-22
Aug-22
Sep-22
Oct-22
Nov-22
Dec-22
Jan-23
Feb-23
Mar-23
Apr-23
May-23
Jun-23
Jul-23
Aug-23
Sep-23
Oct-23
Nov-23
Dec-23
Jan-24
Feb-24
Mar-24
Apr-24
May-24
Jun-24
Jul-24
Aug-24
Sep-24
Oct-24
Nov-24
Dec-24
Frontier Communications
S&P 500 Telecom Services Index

Frontier Communications	60	2025 Proxy Statement

Equity Compensation Plan Information
The following table summarizes compensation plans under which our securities are authorized for issuance as of December 31, 2024. Since May 15, 2024, the Company will only issue awards under the 2024 Management Incentive Plan. Previously, awards were issued under the Company’s 2021 Management Incentive Plan which was approved by the bankruptcy court. No new awards are permitted to be issued under any other equity compensation plan.

	(a)	(b)	(c)
Plan Category	Number of shares to be issued upon exercise of outstanding options, warrants and rights	Weighted- average exercise price of outstanding options, warrants and rights(1)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	1,080,333(2)	—	10,130,556 (4)
Equity compensation plans not approved by security holders	5,084,434(3)	—	0(5)
Total	6,164,767	—	10,130,556

(1)	Outstanding RSUs and PSUs have no exercise price.
(2)
Represents shares of common stock subject to outstanding restricted stock units and performance stock units, all granted under the 2024 Management Incentive Plan. Consists of 78,105 outstanding RSUs and 1,002,228 outstanding PSUs. PSUs included are shown at maximum payout.

(3)
Represents shares of common stock subject to outstanding restricted stock units and performance stock units, all granted under the 2021 Management Incentive Plan. Consists of 1,980,164 outstanding RSUs and 3,104,270 outstanding PSUs. PSUs included are shown at maximum payout.

(4)
Reflects the number of shares of common stock that remained available for issuance under the 2024 Management incentive Plan and includes 1,151,334 shares which remained available for grant under the 2021 Management Incentive Plan as of May 15, 2024, the date shareholders approved the 2024 Management Incentive Plan.

(5)	Effective as of May 15, 2024, no securities remain available for future issuance under the 2021 Management Incentive Plan.

Frontier Communications	61	2025 Proxy Statement

3	Proposal Three: Advisory Vote to Approve Named Executive Officer Compensation
Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Section 14A of the Exchange Act, we are providing our stockholders with the opportunity to approve, by advisory vote, the compensation of our named executive officers, as described in this proxy statement in accordance with SEC rules. This proposal, commonly referred to as the “say-on-pay” vote, gives our stockholders the opportunity, on a non-binding advisory basis, to express their views on the compensation of our named executive officers. This say-on-pay vote is not intended to address any specific item of compensation or any specific named executive officer, but rather the overall compensation of all of our named executive officers and our executive compensation philosophy, objectives and program, as described in this proxy statement.
We encourage our stockholders to review the compensation of our named executive officers, as disclosed in the section titled “Executive Compensation” of this proxy statement, including the Compensation Discussion and Analysis, the compensation tables and the related narrative disclosure.
As a non-binding advisory vote, this proposal is not binding upon us or our Board of Directors. However, the Compensation and Human Capital Committee, which is responsible for the design and administration of our executive compensation program, values the opinions of our stockholders expressed through this vote. The Board and the Compensation and Human Capital Committee will consider the outcome of this vote in making future compensation decisions and when evaluating our executive compensation program. Accordingly, we ask our stockholders to vote “FOR” the following resolution:
“RESOLVED, that the stockholders of Frontier Communications Parent, Inc. approve, on a non-binding advisory basis, the compensation paid to the named executive officers, as disclosed in the proxy statement for the 2025 Annual Meeting, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.”
Taking into consideration the results of the advisory vote on frequency at our 2022 Annual Meeting, our Board determined to hold an advisory say-on-pay vote annually.
BOARD RECOMMENDATION
Our Board unanimously recommends that you vote
FOR
the resolution to approve, on a non-binding advisory basis, the compensation of our named executive officers, as disclosed in this proxy statement.

Frontier Communications	62	2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management
The following table lists the beneficial ownership of (1) each person who holds more than 5% of Frontier’s outstanding common stock (based on a review of filings made with the SEC on Schedules 13D, 13G and Form 4), (2) each director and nominee for director, (3) each of the executive officers named in the Summary Compensation Table under “Executive Compensation”, and (4) all of our directors and executive officers as a group. Except as noted below, the information is as of the record date of March 25, 2025 and the persons named in the table have sole voting and investment power with respect to the Common Stock indicated. As of the record date, there were approximately 250.2 million shares of Frontier common stock, par value $0.01 per share (“Common Stock”) outstanding.

5% Beneficial Owners	Number of Shares and Nature of Beneficial Ownership	Percent of Class
Glendon Capital Management L.P.(a)	24,215,909	9.7%
The Vanguard Group(b)	23,964,203	9.6%
BlackRock Inc.(c)	19,804,218	7.9%
Cerberus Capital Management, L.P.(d)	14,943,408	6.0%

Directors & Director Nominees(e)
Kevin Beebe	36,916	*
Lisa Chang	25,979	*
Pamela Coe	37,196	*
Stephen Pusey	33,271	*
Margaret M. Smyth	32,694	*
Maryann Turcke	36,370	*
Prat Vemana	25,919	*
Woody Young	6,718	*

Named Executive Officers and Directors & Executive Officers as a Group(f)
Nick Jeffery	739.157	*
John Stratton(g)	1,872,593	*
Scott Beasley	198,211	*
Veronica Bloodworth	210,110	*
Mark Nielsen	142,836	*
All directors and executive officers as a group (20 persons)	3,920,126	1.6%

*	Less than 1%.

Frontier Communications	63	2025 Proxy Statement

Security Ownership of Certain Beneficial Owners and Management

(a)
The number of shares is as of November 20, 2024 and based on Amendment No. 4 to the Schedule 13G filed on November 20, 2024 by Glendon Capital Management L.P. The business address of the beneficial owners is 2425 Olympic Blvd., Suite 500E Santa Monica, CA 90404. Such Schedule 13G discloses that Glendon Capital Management L.P. and Holly Kim Olson have shared voting and dispositive power over all of such shares and that G2 Communications L.P. has shared voting and dispositive power over 18,929,968 of such shares.

(b)
The number of shares is as of December 29, 2023 and based on Amendment No. 2 to the Schedule 13G filed on February 13, 2024 by The Vanguard Group. Such Schedule 13G discloses that The Vanguard Group has shared voting power over 73,504 shares, sole dispositive power over 23,672,950 shares and shared dispositive power over 291,253 shares. The business address of the beneficial owner is 100 Vanguard Blvd., Malvern, PA 19355.

(c)
The number of shares is as of December 31, 2023 and based on Amendment No. 1 to the Schedule 13G filed on January 25, 2024 by BlackRock, Inc. on behalf of itself and certain of its subsidiaries. Such Schedule 13G/A discloses that BlackRock, Inc. has sole power to vote or direct the vote of 19,075,486 shares and sole power to dispose or to direct the disposition of 19,804,218 shares. The business address of the beneficial owner is 50 Hudson Yards New York, NY 10001.

(d)
The number of shares is as of December 5, 2024 and based on Amendment No. 3 to Schedule 13D filed on December 9, 2024 by the investment manager to certain affiliated funds (collectively, the “Cerberus Funds”). The same share ownership was subsequently reported by the Cerberus Funds on a Schedule 13G filed on December 10, 2024. The business address of the beneficial owners is c/o Cerberus Capital Management, L.P., 875 Third Avenue, 11th Floor, New York, NY 10022.

(e)
The business address of each person listed is c/o Frontier Communications Parent, Inc., 1919 McKinney Avenue, Dallas, TX 75201. Amounts shown for each non-employee director consist solely of shares that have been acquired upon the vesting of RSUs and that may be acquired upon the vesting of RSUs on May 30, 2025. The director compensation program allows directors to defer receipt of RSUs upon vesting until the earlier of their date of separation from the Board for any reason or upon a change of control. Any vested and deferred RSUs count towards a director’s stock ownership requirement. In addition, amounts shown do not reflect any cash tax elections that may be made by a director with respect to the RSUs vesting on May 30, 2025.

(f)
The business address of each person listed is c/o Frontier Communications Parent, Inc., 1919 McKinney Avenue, Dallas, TX 75201. Amounts shown for each executive officer, other than Mr. Stratton, consist solely of shares that have been acquired upon the vesting of RSUs and PSUs.

(g)	Consists of shares that have been acquired upon the vesting of RSUs and PSUs, together with 5,000 shares purchased by Mr. Stratton in the open market on December 17, 2021.

Frontier Communications	64	2025 Proxy Statement

Related Person Transactions Policy
The Board has adopted a written policy addressing our procedures with respect to the review, approval, and ratification of “related person transactions” that are required to be disclosed pursuant to SEC regulations. The policy provides that any transaction, arrangement or relationship, or series of similar transactions, to which we are a party, that exceeds $120,000 in the aggregate, with a “related person” (as defined in the SEC regulations) who has or will have a direct or indirect material interest will be subject to review, approval, or ratification by the Audit Committee. All “related persons” must notify the Company’s Chief Legal Officer of any potential related person transaction prior to entering into the transaction so that the Chief Legal Officer may review the facts and circumstances and recommend the matter to the Audit Committee for review as appropriate. In its review of related person transactions, the Audit Committee will review the relevant facts and circumstances of the transaction and will take into account specified factors, where appropriate, based on the particular facts and circumstances, including (i) whether the transaction was undertaken in the ordinary course of business and related considerations, including whether the transaction was arm’s-length and who initiated the transaction, (ii) the “related person’s” interest in the transaction, (iii) the approximate dollar value of the amount involved, particularly as it relates to the “related person”, and the materiality to the Company, and (iv) if applicable, whether the transaction is likely to impair the independence of a director of Frontier.
No member of the Board may participate in the review, approval, or ratification of a transaction with respect to which he or she is a “related person,” although such director can be counted for purposes of a quorum and shall provide such information with respect to the transaction as may be reasonably requested by members of the Audit Committee or the Board.
For 2024, the Company did not have any related person transactions required to be reported pursuant to its policy or Item 404(a) of Regulation S-K.

Frontier Communications	65	2025 Proxy Statement

Information About The Annual Meeting
This Proxy Statement is being furnished to you in connection with the Board’s solicitation of proxies to be voted at our 2025 Annual Meeting of Stockholders, which is being held on May 21, 2025, at 10:00 a.m. Eastern Time, via the internet at www.virtualshareholdermeeting.com/FYBR2025, and at any adjournments thereof.
This section of the proxy statement reviews important topics such as how to participate in the meeting, how to access our proxy materials, how to vote and how a proposal gets approved. In this section we discuss differences between “registered” and “street name” holders. We refer to those who own Frontier shares in their own name as “registered” holders or “shareholders of record.” We refer to those who own Frontier shares through an account at an intermediary, such as a brokerage firm or bank, as holding shares in “street name” or as “beneficial owners.” This distinction is important for purposes of reviewing the proxy materials and voting your shares.
REVIEWING THE PROXY MATERIALS
This proxy statement includes information about Frontier, describes the proposals to be considered at the meeting and explains the voting process. We encourage you to read it carefully.
Our proxy materials include the following:
•	Our Notice of Annual Meeting of Stockholders;
•	Our Proxy Statement; and
•	Our 2024 Annual Report to Stockholders.
Accessing Proxy Materials
The SEC allows us to deliver proxy materials to stockholders via the Internet. On or about April 9, 2025, we began mailing to holders of our common stock (other than those who previously requested electronic or paper delivery) a Notice of Internet Availability of Proxy Materials. As set forth in the Notice, we began providing access to the proxy materials on April 9, 2025 at www.proxyvote.com. In addition, the proxy materials are available on the Investor Relations page of our website at
www.frontier.com
. We believe this offers a convenient method for stockholders to review our information. It also reduces printing expenses and lessens the environmental impact of paper copies. If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also included a proxy card or voting instruction form.
If you hold Frontier shares in street name, we generally cannot mail our materials to you directly. Your broker or bank must provide you with the Notice of Internet Availability of Proxy Materials or the proxy statement and Voting Instruction Form.
Requests for printed copies of the proxy materials can be made by following the instructions provided in the Notice of Internet Availability of Proxy Materials or the Voting Instruction Form, as applicable.
Have you received more than one set of proxy materials?
If two or more Frontier stockholders live in your household, or you maintain more than one stockholder account on the books of our transfer agent, you may have received more than one set of our proxy materials.
We have adopted a procedure approved by the SEC called “householding.” Under this procedure, stockholders of record who have the same address and last name will receive only one copy of our Proxy Statement and Annual Report unless

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Information About The Annual Meeting

one or more of these stockholders notifies us that they wish to continue receiving individual copies. This procedure will reduce our printing costs and postage fees. Stockholders who participate in householding will continue to receive a separate proxy card or Notice of Internet Availability of Proxy Materials for each account. Householding will not in any way affect your right to vote.
If you would like to opt out of or into householding in the future, or would like to receive a separate copy of the proxy materials, please contact our transfer agent, Computershare Investor Services (in writing: P.O. Box 43006, Providence, RI, 02940-3006; or by telephone: in the U.S., Puerto Rico and Canada, 1-800-736-3001; outside the U.S., Puerto Rico and Canada, 1-781-575-3100).
Our householding process does not include accounts that are maintained at a brokerage firm or bank. Stockholders who hold their shares in street name can request information about householding from their banks, brokers or other nominees.
MATTERS TO BE VOTED ON
What matters will be voted on at the Annual Meeting and how does the Board recommend that I vote?
The following matters are scheduled for vote by stockholders at the Annual Meeting:

Meeting Agenda Items		Board Vote Recommendation
Proposal 1	To Elect Ten (10) Directors	FOR each Director Nominee
Proposal 2	To Ratify the Appointment of KPMG LLP as Our Independent Registered Public Accounting Firm for 2025	FOR this item
Proposal 3	To Approve, on an Advisory Basis, our Named Executive Officer Compensation	FOR this item

What vote is required for adoption or approval of each matter to be voted on and how will abstentions and broker non-votes be treated?
Proposals 2 and 3 will be determined by a majority of votes cast by the stockholders present in person or represented by proxy at the meeting and entitled to vote thereon. For Proposal 1, directors are elected by a plurality of votes cast. As this is an uncontested election, where the number of director nominees is equal to the number of board seats to be filled, each director will be elected so long as they receive at least one vote.
A “vote withheld,” in the case of Proposal 1, or an “abstention,” in the case of Proposals 2 and 3, represents a stockholder’s affirmative choice to decline to vote on a proposal. Votes withheld and abstentions are counted as present and entitled to vote for purposes of determining whether a quorum is present. Votes withheld will have no effect on the election of directors, and abstentions will have no effect on the other proposals to be considered at the Annual Meeting. Broker non-votes will not be counted as votes cast, and therefore will have no effect on Proposals 1 or 3, There will be no broker-non-votes for Proposal 2 as it is considered a routine matter, as described in more detail below under “If I hold my shares in street name, does my broker need instructions in order to vote my shares?”
What is the quorum requirement for our Annual Meeting?
Holders of a majority of the voting power of all outstanding shares of Common Stock entitled to vote must be present or represented by proxy in order for action to be taken at the Annual Meeting. Abstentions and broker non-votes are treated as present for quorum purposes.
Do stockholders have dissenter’s rights of appraisal?
Stockholders do not have appraisal rights under the Delaware General Corporation Law or under the governing documents of the Company in connection with this solicitation.

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VOTING YOUR SHARES
The Board is asking for, or soliciting, a proxy from our stockholders. This section describes the different aspects of the voting process and how proxy voting works:
Who can vote?
You are entitled to vote if you were a holder of our Common Stock as of the record date of March 25, 2025 (the “Record Date”). The Company is authorized to issue 1,750,000,000 shares of Common Stock. At the close of business on the Record Date, there were 250,225,889 shares of Common Stock outstanding and entitled to vote. Each stockholder of record is entitled to one vote for each share of Common Stock held on the Record Date on all matters that may properly come before the Annual Meeting.
What is a proxy?
If you are unable to participate and vote electronically during the virtual meeting, you can tell us exactly how you want us to vote your shares and allow an officer to vote on your behalf. This is referred to as giving us a “proxy.” By instructing a proxy to conduct your vote, you can ensure that your vote is counted.
How do I vote?
We offer the following methods for voting:

	If you are a stockholder of record	If you hold your shares in street name
By Internet	Go to www.proxyvote.com and follow the instructions.	Go to www.proxyvote.com and follow the instructions.
By Telephone	At 1-800-690-6903 for registered holders At 1-800-454-8683 for beneficial holders
Follow the voting instructions on the form you receive from your bank, broker or other nominee (the record holder). The availability of Internet and telephone voting will depend on their voting procedures.

By Mail	Return a properly executed and dated proxy card in the pre-paid envelope we have provided.
Follow the voting instructions on the form you receive from your bank, broker or other nominee (the record holder.) The availability of Internet and telephone voting will depend on their voting procedures.

During the Annual Meeting
To vote virtually via the internet at the meeting, please follow the instructions posted at
www.virtualshareholdermeeting.com/FYBR2025
. All votes must be received by the independent inspector before the polls close at the meeting.

To vote virtually via the internet at the meeting, please follow the instructions posted at
www.virtualshareholdermeeting.com/FYBR2025
. All votes must be received by the independent inspector before the polls close at the meeting.

Internet and telephone voting procedures are designed to authenticate stockholder identities, to allow stockholders to give voting instructions and to confirm that stockholders’ instructions have been recorded properly. A control number, located on the Notice and proxy card, will identify stockholders and allow them to vote their shares and confirm that their voting instructions have been properly recorded. Stockholders voting via the Internet or telephone should understand that there may be costs associated with voting via the Internet or telephone, such as usage charges from Internet access providers and telephone companies, which must be borne by the stockholder.
If a stockholder neither returns a signed proxy card, votes via the Internet or by telephone, nor participates in the Annual Meeting and votes via the Internet, his or her shares will not be voted.

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Is there a deadline for voting?
If you are a stockholder of record, your ability to vote by proxy by internet or telephone will end at 11:59 p.m. Eastern Time on May 20, 2025. If you prefer to vote by mail, you should complete and return the proxy card as soon as possible, so that it is received before the start of the Annual Meeting on May 21, 2025.
You will also be able to vote by attending and voting at the virtual Annual Meeting on May 21, 2025. During the Annual Meeting, the Executive Chairman will announce the opening and closing of the polls. No votes will be accepted after the polls have been closed.
We recommend that you submit your proxy in advance in the event your plans change or you are unable to attend the Annual Meeting. If you have already voted your shares prior to the Annual Meeting, you do not need to vote those shares during the annual meeting unless you want to revoke or change your vote.
What if I change my mind after I have voted?
If you change your mind after you have given us your proxy to vote you can amend your voting decision in several ways. We refer to this as “revoking” your proxy. You can revoke your proxy at any time before the Annual Meeting by giving written notice of revocation to our Secretary, at 1919 McKinney Avenue, Dallas, Texas 75201, by executing and delivering a later-dated proxy, either in writing, by telephone or via the Internet, or by participating in the Annual Meeting and voting virtually via the Internet at www.virtualshareholdermeeting.com/FYBR2025. Participation in the Annual Meeting will not alone constitute revocation of a proxy.
If I hold my shares in street name, does my broker need instructions in order to vote my shares?
If you hold shares of common stock in street name and you do not submit specific voting instructions to your broker, bank or other nominee, how your shares may be voted will depend on the type of proposal. Brokers, banks and other nominees generally will have discretion to vote your shares on routine matters but will not have discretion to vote your shares on non-routine matters.
•
Routine
: The ratification of the appointment of KPMG LLP as our independent registered public accounting firm for 2025 (Proposal No. 2) is considered routine
under applicable rules. Your broker, bank or other nominee may vote in their discretion without instruction from you.

•
Non-Routine
: All other matters to be voted on at the Annual Meeting are considered non-routine
under applicable rules. Your broker, bank or other nominee will not be able to vote without instruction from you.

When the broker, bank or other nominee is unable to vote on a proposal because the proposal is not routine, and you do not provide voting instructions, a “broker non-vote” occurs and, as a result, your shares will not be voted on these proposals.
If I hold my shares as a registered stockholder but do not give specific voting instructions, how will my shares be voted?
If you sign, date and return a proxy card but do not give specific voting instructions, then the proxy holders will vote your shares in the manner recommended by our Board on all matters presented in this Proxy Statement. We know of no other business that will be presented at the Annual Meeting. However, the proxy holders may determine in their discretion how to vote your shares on any other matters properly presented for a vote at our Annual Meeting. Although our Board does not anticipate that any of the director nominees will be unable to stand for election as a director nominee at our Annual Meeting, if this occurs, proxies will be voted in favor of such other person or persons as may be nominated by our Board.

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Information About The Annual Meeting

PARTICIPATING IN THE ANNUAL MEETING
We are pleased to invite stockholders to participate in the Annual Meeting virtually via the internet at www.virtualshareholdermeeting.com/FYBR2025. We believe hosting a virtual meeting will promote greater stockholder attendance, by enabling stockholders that might not otherwise be able to travel to a physical meeting to attend online, while also reducing the costs of the annual meeting.
To participate in the Annual Meeting, you must be a Frontier stockholder as of the March 25, 2025 record date. You may vote your shares on the virtual meeting website during the Annual Meeting by logging in as a stockholder using the control number you received with our proxy materials. You may also log in as a guest if you do not have your control number, but you will not be able to vote your shares online or submit questions via the virtual meeting website as a guest.
We welcome questions from our stockholders. Questions may be submitted prior to the annual meeting at www.proxyvote.com or you may submit questions in real time during the meeting using the annual meeting website www.virtualshareholdermeeting.com/FYBR/2025.
We have scheduled a general question and answer section at the conclusion of the meeting for matters appropriate for discussion. We have allocated one hour for the meeting, including to address questions.
The following apply to questions submitted for the meeting:
•	We ask each stockholder to limit themselves to one question in order to allow us to answer questions from as many stockholders as possible,
•	Questions and answers will be grouped by topic and substantially similar questions will be grouped and answered together,
•
The Chairman may choose not to address questions if they appear to have been already adequately answered or are not appropriate. Questions regarding personal matters, or that are rude or otherwise in bad taste, and questions regarding general economic, political or industry matters that are not directly related to the business of Frontier will not be answered,

•
If there are matters of individual concern to a stockholder or if a question posed was not otherwise answered, stockholders may contact Investor Relations separately after the annual meeting. Contact details can be found on the Investor Relations page of our website at
www.frontier.com
.

We are committed to affording stockholders the same rights and opportunities to participate as they would have at an in-person meeting. All members of the Board and our executive officers are expected to join the Annual Meeting and we are committed to acknowledging each relevant question that we receive, subjected to the guidelines above.
What if I need technical assistance accessing or participating in the annual meeting?
We will have technicians ready to assist you with any technical difficulties you may have attending the virtual meeting. If you encounter any difficulties accessing the virtual meeting during check-in or the meeting, please call the technical support number that will be posted on the virtual meeting platform log-in page.
On the day of the Annual Meeting, Broadridge Financial Solutions will open the portal in advance of the meeting so that you may have time prior to the meeting to submit questions you may have for the Company. In order to vote or submit a question, you must follow the instructions at www.virtualshareholdermeeting.com/FYBR2025 and will need the control number provided on your Notice, proxy card or voting instruction form.

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How do I contact the Transfer Agent?
Our transfer agent is Computershare Investor Services. You should contact the transfer agent, at the phone number or addresses listed below, if you have questions concerning stock certificates, transfer of ownership or other matters pertaining to your stock account.
If by First Class Mail:
Computershare Investor Services
P.O. Box 43006
Providence, RI 02940-3006
If by Overnight Courier:
Computershare Investor Services
150 Royall Street, Suite 101
Canton, MA 02021
website:
www.computershare.com/investor
Telephone: (800) 736-3001 (in the U.S., Puerto Rico and Canada)
or (781) 575-3100 (outside the U.S., Puerto Rico and Canada)

Frontier Communications	71	2025 Proxy Statement

Additional Information
Annual Report and Company Information
A copy of our 2024 Annual Report to Stockholders is being furnished to stockholders concurrently herewith. Stockholders may request another copy of our 2024 Annual Report free of charge from:
Frontier Communications Parent, Inc.
Attn: Investor Relations
1919 McKinney Avenue, Dallas, Texas 75201
email: ir@ftr.com
Our proxy materials are also available on the Investor Relations page of our website at
www.frontier.com
. The information on our website is not incorporated herein by reference.
Proposals by Stockholders
Stockholders may present proper proposals for inclusion in our 2026 Proxy Statement and for consideration at the 2026 Annual Meeting of Stockholders by submitting their proposals in writing to the Company in a timely manner.
Our bylaws establish advance notice procedures for stockholders who wish to present a proposal, including the nomination of Directors, before an annual meeting of stockholders, but do not intend for the proposal to be included in our proxy materials. To be eligible to do so, a stockholder must be a stockholder of record as of the date the notice is submitted, as of the record date for the annual meeting and as of the date of the annual meeting. The stockholder must give timely notice to our Secretary in accordance with our bylaws. The notice must be in proper written form in accordance with the procedures set forth in our bylaws, including, if related to a director nomination, a description of the qualifications of the suggested nominee, any information that is required by the regulations of the SEC concerning the suggested nominee and his or her direct or indirect securities holdings or other interests in Frontier.
In addition, the advance notice procedures under our bylaws require that a stockholder seeking to nominate director(s) at an annual meeting (i) include a representation that such stockholder intends to solicit proxies in accordance with, and otherwise comply with, SEC Rule 14a-19, and (ii) provide reasonable documentary evidence that such stockholder has complied with such representations, not less than five business days prior to the meeting or any adjournment or postponement thereof.
These advance notice procedures are separate from the procedures under SEC Rule 14a-8 and Rule 14a-19.
Proposals for the 2026 Annual Meeting Proxy Statement
Rule 14a-8: For a stockholder proposal other than a director nomination to be considered for inclusion in our 2026 Proxy Statement and related materials for consideration at our 2025 Annual Meeting of Stockholders, we must receive the written proposal on or before December 4, 2025. In addition, such proposals also must comply with SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Proposals should be addressed to the Corporate Secretary via e-mail at corpsecretary@ftr.com or at Frontier Communications Parent, Inc., 1919 McKinney Avenue, Dallas, Texas 75201.
Advance Notice Procedures: For a stockholder proposal that is not intended to be included in our 2026 proxy statement under Rule 14a-8, and in the case of a nomination of one or more persons for election to the Board pursuant to Rule 14a-19, our bylaws require that the stockholder’s written proposal be submitted to our Secretary at the address above on or after the open of business on January 15, 2026, and on or before the close of business on February 14, 2026. The notice of proposal must meet the applicable requirements set forth in our bylaws.

Frontier Communications	72	2025 Proxy Statement

Additional Information

Impact of the Verizon Transaction on the 2026 Annual Meeting
We currently expect the merger with Verizon to close by the first quarter of 2026, subject to receipt of certain required regulatory approvals and other customary closing conditions specified in the Merger Agreement; in this event, Frontier will not hold a 2026 Annual Meeting of Stockholders. Upon the closing of the merger, all outstanding shares of Frontier common stock will be converted into the right to receive the merger consideration of $38.50 per share and Frontier will cease to be a public company.
Solicitation of Proxies
We will bear the costs of solicitation of proxies for the Annual Meeting. In addition to solicitation by mail, directors, officers, and our regular employees may solicit proxies from stockholders by telephone, personal interview or otherwise. These directors, officers and employees will not receive additional compensation, but may be reimbursed for out-of-pocket expenses in connection with this solicitation. In addition to solicitation by our directors, officers, and employees, we have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies and provide related advice and informational support, for a base fee of $20,000, plus customary disbursements. Banks, brokers, other nominees, fiduciaries, and other custodians have been requested, with respect to shares of record held by them, to forward soliciting material to the beneficial owners of common stock, and these custodians will be reimbursed for their reasonable expenses.
It is important that proxies be returned promptly. Whether or not you plan to attend the virtual annual meeting, we urge you to vote your shares via the toll-free telephone number or over the Internet, as described in this Proxy Statement. If you received a copy of the proxy card by mail, you may return your vote via mail.

Frontier Communications	73	2025 Proxy Statement

Annex A
RECONCILIATION OF Non-GAAP Financial Measures
Frontier uses certain non-GAAP financial measures in evaluating its performance and establishing criteria for compensation decisions, including EBITDA and Adjusted EBITDA, which are described below. Management uses these non-GAAP financial measures internally for various purposes, including to (i) assist in analyzing Frontier’s underlying financial performance from period to period, (ii) analyze and evaluate strategic and operational decisions, (iii) establish criteria for compensation decisions, and (iv) assist in the understanding of Frontier’s ability to generate cash flow and, as a result, to plan for future capital and operational decisions.
EBITDA. We define EBITDA as net income (loss) less income tax expense (benefit), interest expense, investment and other income (loss), pension settlement costs, reorganization items, and depreciation and amortization.
Adjusted EBITDA. We define Adjusted EBITDA as EBITDA, as described above, adjusted to exclude certain pension/OPEB expenses, restructuring costs and other charges, stock-based compensation, and certain other non-recurring items.
Management believes that the presentation of EBITDA and Adjusted EBITDA provides useful information to investors regarding Frontier’s financial condition and results of operations because these measures, when used in conjunction with related GAAP financial measures, (i) provide a more comprehensive view of Frontier’s core operations and ability to generate cash flow, (ii) provide investors with the financial analytical framework upon which management bases financial, operational, compensation, and planning decisions, and (iii) present measurements that investors and rating agencies have indicated to management are useful to them in assessing Frontier and its results of operations. Management uses EBITDA and Adjusted EBITDA to assist it in comparing performance from period to period and as measures of operational performance. Management believes that these non-GAAP measures provide useful information for investors in evaluating Frontier’s operational performance from period to period because they exclude depreciation and amortization expenses related to investments made in prior periods and are determined without regard to capital structure or investment activities. By excluding capital expenditures, debt repayments and dividends, among other factors, these non-GAAP financial measures have certain shortcomings. Management compensates for these shortcomings by utilizing these non-GAAP financial measures in conjunction with the comparable GAAP financial measures.

Frontier Communications	A-1	2025 Proxy Statement

Annex A

The following table reconciles EBITDA and Adjusted EBITDA to Net Income on a GAAP basis for the years ended December 31, 2024, December 31, 2023, and December 31, 2022.

$ in millions	For the year ended December 31, 2024	For the year ended December 31, 2023	For the year ended December 31, 2022
Net income (loss)	$(322)	$29	$441
Add back (subtract):
Income tax expense (benefit)	(24)	88	158
Interest expense	804	653	492
Investment and other (income), net	(105)	(278)	(554)
Pension Settlement Costs	—	—	55
Operating income	353	492	592
Depreciation and amortization	1,625	1,415	1,182
EBITDA	$1,978	$1,907	$1,774

Add back:
Pension/OPEB expense	$36	$41	$61
Restructuring costs and other charges(1)	124	73	99
Rebranding costs	—	—	32
Stock-based compensation expense	68	108	82
Storm-related costs	20	6	7
Legal settlements (recoveries)	25	(8)	25
Adjusted EBITDA	$2,251	$2,127	$2,080

(1)	Includes $44 million of lease impairment charges for the year ended December 31, 2022.
Adjusted Fiber EBITDA is presented herein because it is an established metric under our long-term incentive compensation program, including our 2022-2024 performance share units, the results of which are set forth herein.
Adjusted Fiber EBITDA. We define Fiber Adjusted EBITDA as Adjusted EBITDA, as described above, adjusted to exclude (1) revenue and expense from customer services delivered over our copper network and (2) Subsidy and Other Adjusted EBITDA due to subsidy revenue not being technology specific. Revenue is deemed provided over our copper network based on the “last-mile” technology used to connect the customer location. Expenses include Cost of Sales and Service, General and Administrative expense, and Network Cost, all related to maintaining the copper customer base. Adjusted Fiber EBITDA is sometimes referred to as Fiber Adjusted EBITDA.
The following table reconciles Adjusted Fiber EBITDA to Adjusted EBITDA for the years ended December 31, 2024, December 31, 2023 and December 31, 2022.

$ in millions	For the year ended December 31, 2024	For the year ended December 31, 2023	For the year ended December 31, 2022
Adjusted EBITDA	$2,251	$2,127	$2,080
Add back (subtract):
Copper Revenue	(2,471)	(2,679)	(2,964)
Copper Adjusted Operating Costs and Expenses	1,855	1,954	2,105
Subsidy and Other Adjusted EBITDA	(61)	(73)	(53)
Adjusted Fiber EBITDA	$1,574	$1,329	$1,168

Frontier Communications	A-2	2025 Proxy Statement

2025 Annual Meeting of Stockholders
10:00 a.m. Eastern Time, May 21, 2025
Virtual Meeting, visit: www.virtualshareholdermeeting.com/FYBR2025

Frontier

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/FYBR2025**
You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V69687-P25732

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

FRONTIER COMMUNICATIONS PARENT, INC.

1. Election of Directors

Nominees:	**For**	**Against**	**Withhold**
1a. Kevin L. Beebe	☐	☐	☐
1b. Lisa V. Chang	☐	☐	☐
1c. Pamela L. Coe	☐	☐	☐
1d. Nick Jeffery	☐	☐	☐
1e. Stephen C. Pusey	☐	☐	☐
1f. Margaret M. Smyth	☐	☐	☐
1g. John G. Stratton	☐	☐	☐
1h. Maryann Turcke	☐	☐	☐
1i. Prat Vemana	☐	☐	☐
1j. Woody Young	☐	☐	☐

	For	**Against**	**Abstain**
The Board of Directors recommends that you vote FOR the following proposal:			
2. To ratify the appointment of KPMG LLP as our independent registered public accounting firm for 2025.	☐	☐	☐
The Board of Directors recommends that you vote FOR the following proposal:			
3. To approve, on an advisory basis, our named executive officer compensation.	☐	☐	☐

NOTE: The named proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Frontier

Information about Delivery of Stockholder Material

"Householding"
In an effort to minimize costs and the amount of duplicate material a household receives, we are sending one annual report and proxy statement to accounts sharing the same last name and address. If you would like another copy, and/or wish to receive financial reports for each account in your household in the future, please contact our transfer agent, Computershare Investor Services (in writing: P.O. Box 43006, Providence, RI 02940-3006; by telephone: in the U.S., Puerto Rico and Canada, 800-736-3001; outside the U.S., Puerto Rico and Canada, 1-781-575-3100).

Vote Your Proxy Online
You can use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M., Eastern Time, the day before the meeting date. Have your proxy card in hand when you access the website (www.proxyvote.com), and follow the instructions to obtain your records and to create an electronic voting instruction form. There is no charge to you for this service, but there may be costs associated with access to the Internet, such as usage charges for your Internet service provider and/or telephone companies.

Electronic Delivery of Future Proxy Material
After submitting your proxy vote online, you may elect to receive future proxy material (annual report, proxy statement, etc.) from Frontier electronically. Before exiting www.proxyvote.com, click the button for "Electronic Delivery" and enter your email address. Then click the button indicating your consent to receive future information in an electronic format. Next year, you will receive an email providing information about where to locate the annual report and proxy statement online.

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document is available at www.proxyvote.com.

V69688-P25732

FRONTIER COMMUNICATIONS PARENT, INC.

Proxy Solicited on Behalf of Board of Directors

The undersigned hereby appoints Nick Jeffery, Scott Beasley and Anne Meyer, or any of them with full power of substitution, as proxies to vote at the Annual Meeting of Stockholders of Frontier Communications Parent, Inc. (the "Company") to be held on May 21, 2025, at 10:00 a.m. Eastern Time, via the Internet at www.virtualshareholdermeeting.com/FYBR2025, and at any adjournments thereof, hereby revoking any proxies heretofore given, to vote all shares of common stock of the Company held or owned by the undersigned as directed, and in their discretion upon such other matters as may come before the meeting or any adjournment thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.